UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Splunk Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

270 Brannan Street
San Francisco, California 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 3:30 p.m. Pacific Time on June 8, 2017

TO THE STOCKHOLDERS OF SPLUNK INC.:

The Annual Meeting of Stockholders of Splunk Inc., a Delaware corporation (“Splunk,” “we,” or the “Company”), will be held on June 8, 2017, at 3:30 p.m. Pacific Time, at 139 Townsend Street, Suite 150, San Francisco, California 94107, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class II directors to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2018;

3.	To conduct an advisory vote to approve the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Splunk (the “Board”) has fixed the close of business on April 13, 2017 as the record date for the meeting. Only holders of our common stock as of the record date are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in this proxy statement.

On or about April 26, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice provides instructions on how to vote online, by telephone, or by mail and includes instructions on how to receive a paper copy of proxy materials by mail if you choose. Instructions on how to access our proxy statement and our fiscal 2017 Annual Report may be found in the Notice or on our website at investors.splunk.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Splunk.

Very truly yours,

Leonard R. Stein
Senior Vice President, General Counsel and Secretary
San Francisco, California
April 26, 2017
HOW TO CAST YOUR VOTE Your vote is important to the future of Splunk. If you are a registered stockholder, please vote your shares as soon as possible by one of the following methods:
www.proxyvote.com Vote by Internet
1-800-690-6903 Vote by Telephone
Mail your signed proxy card Vote by Mail

If you are a street name stockholder (i.e., you hold your shares through a broker, bank or other nominee), please vote your shares as soon as possible by following the instructions from your broker, bank or other nominee.

See “Other Matters—Questions and Answers About the Proxy Materials and Our 2017 Annual Meeting” for details on voting requirements and additional information about the Annual Meeting.

PROXY STATEMENT SUMMARY

YOUR VOTE IS IMPORTANT

This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement.

VOTING MATTERS, VOTE RECOMMENDATIONS AND RATIONALE

Voting Matter	Board Vote Recommendation
Proposal 1: Election of Class II Directors (page 8)	FOR EACH NOMINEE
The Board and the Nominating and Corporate Governance Committee believe that the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice to our management team.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm (page 23)	FOR
The Board and the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP for the fiscal year ending January 31, 2018 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (page 26)	FOR
Our executive compensation program demonstrates the continuing evolution of our pay for performance philosophy, and reflects feedback received from stockholder engagement. We currently hold our Say-on-Pay vote annually.

FISCAL 2017 BUSINESS HIGHLIGHTS

Fiscal 2017 was another year of solid financial performance and execution, with top-line revenue and operating cash flow (“OCF”) results as shown below. Our ongoing prioritization of customer success and adoption led to continued revenue and OCF growth. In fiscal 2017, our compensation plans emphasized revenue and OCF metrics in order to align our compensation incentives with our business strategy of disciplined growth. Our fiscal 2017 highlights include achievement of the following:

●	Total revenues of $950.0 million, representing an increase of $281.5 million, or 42%, over fiscal 2016;
●	Operating cash flow of $201.8 million, compared to $155.6 million in fiscal 2016; and
●	Over 13,000 customers in more than 110 countries at the end of fiscal 2017, compared to over 11,000 customers at the end of fiscal 2016.

TOTAL REVENUES	OPERATING CASH FLOW
$ IN MILLIONS • FYE JANUARY 31	$ IN MILLIONS • FYE JANUARY 31

See also “Strategic Context and Fiscal 2017 Business Highlights” within Compensation Discussion and Analysis on page 27 of this proxy statement. Detailed information on our financial and operational performance can be found in our fiscal 2017 Annual Report on Form 10-K.

2017 Proxy Statement	1

PROXY STATEMENT SUMMARY

STOCKHOLDER ENGAGEMENT

We believe that effective corporate governance includes regular, constructive conversations with our stockholders, and we value our stockholders’ continued interest and feedback. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive pay and corporate governance policies and practices. We believe that ongoing engagement builds mutual trust and understanding with our stockholders. During the fall of 2016, as part of our annual stockholder engagement program, we solicited the views of institutional investors representing approximately 82% of our issued and outstanding shares and engaged in substantive discussions with investors representing approximately 53% of our outstanding shares. These discussions were productive and informative, and have helped ensure that our Board’s decisions are informed by stockholder objectives. For additional information, see “Corporate Governance at Splunk—Other Governance Policies and Practices—Stockholder Engagement” on page 16 of this proxy statement and “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Stockholder Engagement and Our 2016 Say-on-Pay Vote” on page 29 of this proxy statement.

CORPORATE GOVERNANCE

We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens our Board and management accountability and leads to better business performance. For these reasons, we are committed to maintaining strong corporate governance practices.

The “Corporate Governance at Splunk” section beginning on page 8 describes our governance practices, which include the following highlights:

✓100% Independent Committee Members	✓Stockholder Engagement Program
✓Lead Independent Director	✓Board Risk Oversight
✓Separate Chairman and CEO roles	✓Stock Ownership Guidelines for Directors and Officers
✓Majority Voting for Directors with Resignation Policy	✓Anti-Hedging and Pledging Policy
✓Annual Board Evaluation, and Third Party Evaluation	✓Periodic Review of Committee Charters and Governance Policies
✓Independent Directors Meet Without Management Present	✓Annual Say-on-Pay Vote
✓Board Continuing Education Program	✓Clawback Policy
✓Succession Planning Process	✓Code of Conduct for Directors, Officers and Employees
✓Proxy Access

2

PROXY STATEMENT SUMMARY

Director Nominees and Other Directors

The following table provides summary information about each director nominee and other directors as of March 31, 2017. See pages 10 to 13 for more information.

	Class	Age	Principal Occupation	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee(1)
2017 Director Nominees
John Connors*	II	58	Managing Partner, Ignition Partners	2007	2017	2020
Patricia Morrison*	II	57	EVP, Customer Support Services, and CIO, Cardinal Health	2013	2017	2020
Stephen Newberry*	II	63	Chairman, Lam Research	2013	2017	2020
Continuing Directors
Douglas Merritt	III	53	President and CEO, Splunk	2015	2018	—
Graham Smith*	III	57	Former CFO, salesforce.com	2011	2018	—
Godfrey Sullivan	III	63	Chairman, Splunk	2008	2018	—
Mark Carges*	I	55	Former CTO, eBay	2014	2019	—
David Hornik*	I	49	Partner, August Capital	2004	2019	—
Thomas Neustaetter*	I	65	Managing Director, JK&B Capital	2010	2019	—
Non-Continuing Director
Amy Chang*	II	40	CEO and Founder, Accompany	2015	2017	—

*	Independent director
Chair
Member
Audit Committee Financial Expert
(1)	Ms. Chang, a current director, is not standing for re-election at the Annual Meeting.

Director Dashboard

Director Independence	Tenure	Age	Gender Diversity

2017 Proxy Statement	3

PROXY STATEMENT SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. Pay that reflects performance and aligns with the interests of long-term stockholders is key to our compensation program design and decisions. In fiscal 2017, we structured our executive compensation program to be heavily weighted towards performance-based compensation by providing (a) short-term cash bonuses designed to drive top-line growth and (b) long-term equity awards tied to our revenue and OCF performance.

Our Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles. Listed below are highlights of our fiscal 2017 compensation policies and practices:

What We Do	What We Don’t Do
✓Performance-based cash and equity incentives
✓Clawback policy on cash and equity incentive compensation
✓Stock ownership guidelines for executive officers and directors
✓Caps on performance-based cash and equity incentive compensation
✓100% independent directors on the Compensation Committee
✓Independent compensation consultant engaged by the Compensation Committee
✓Annual review and approval of our compensation strategy
✓Significant portion of executive compensation at risk based on corporate performance
✓Four-year equity award vesting periods
✓Limited and modest perquisites

✕No “single trigger” change of control benefits
✕No post-termination retirement- or pension-type non-cash benefits or perquisites for our executive officers that are not available to our employees generally
✕No tax gross-ups for change of control benefits
✕No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock
✕No strict benchmarking of compensation to a specific percentile of our peer group

4

PROXY STATEMENT SUMMARY

Our Fiscal 2017 Named Executive Officer Pay

The charts below show the pay mix of our CEO and other named executive officers (“NEOs”) and the components of their pay for fiscal 2017. These charts illustrate the predominance of at-risk and performance-based components in our regular executive compensation program. We believe these components provide a compensation package that helps attract and retain qualified individuals, links individual performance to Company performance, focuses the efforts of our NEOs and other executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders.

CEO

ALL OTHER NEOs*

*

One of our NEOs, Susan St. Ledger, joined the Company on May 2, 2016. Her base salary and cash bonus amounts are prorated based on the number of days in fiscal 2017 during which she was employed with us. Given the timing of Richard Campione’s start date of November 14, 2016, his fiscal 2017 compensation is excluded above.

2017 Proxy Statement	5

2017 Proxy Statement	7

CORPORATE GOVERNANCE AT SPLUNK

PROPOSAL 1: ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our Board, which is currently composed of ten members. Eight of our directors are independent within the meaning of the independent director rules of The NASDAQ Stock Market. Our Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which he or she is elected and until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Amy Chang informed the Company on March 19, 2017 that, due to personal reasons, she is not standing for re-election at the Annual Meeting and will no longer serve on the Board following the Annual Meeting. Accordingly, Stephen Newberry was moved from Class III to Class II in order to evenly distribute our directors amongst the three classes. For all other purposes, Mr. Newberry’s service on the Board is deemed to have continued uninterrupted. The size of our Board will be decreased from ten to nine as of the date of the Annual Meeting.

We maintain a majority voting policy for the election of directors. This means that in order for a nominee to be elected in an uncontested election, the number of votes cast “For” such nominee’s election must exceed the number of votes cast “Against” that nominee’s election. Broker non-votes and abstentions will have no effect on the outcome of the election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW.

CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. It considers potential new candidates recommended by its members, other Board members, management and individual stockholders. It also uses the services of a third-party search firm to help it identify, screen, interview and conduct background investigations of potential director candidates. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Nominating and Corporate Governance Committee expects certain minimum qualifications and takes into consideration key factors, experiences, qualifications and skills that are relevant to the Board’s work and the Company’s strategy and strengthen the current Board’s skills mix.

The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

Highest personal and professional ethics & integrity	Proven achievement in nominee’s field	Sound business judgment	Complementary skills to those of existing Board	Ability to assist management and significantly contribute to our success	Understanding of fiduciary duties	Commitment of time and energy

Key factors the Nominating and Corporate Governance Committee considers when selecting directors and refreshing the Board (in addition to the current size and composition of the Board and the needs of the Board and its committees) include:

●

Age and Tenure – While the Board does not have term limits, the Board seeks to balance appropriate levels of director turnover. New perspectives and new ideas are critical to a forward-looking and strategic Board as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring. The average tenure for our current directors is approximately six years.

●

Diversity – While the Board does not have a specific diversity policy, in making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age and cultural background. The Board believes that diversity contributes to more effective decision-making and ultimately to the success of our customers and stockholders.

●

Experience – The Nominating and Corporate Governance Committee strives for a Board that spans a range of expertise and perspective in areas relevant to the Company’s business, strategic vision and operating and innovation environment.

8

CORPORATE GOVERNANCE AT SPLUNK

●

Full-time employment – The Nominating and Corporate Governance Committee will consider employment status and whether the director holds a current operating role or is retired and has the commitment of time and energy necessary to diligently carry out his or her fiduciary responsibilities.

●	Independence – Having an independent Board is a core element of our governance philosophy. Our Corporate Governance Guidelines provide that a majority of our directors will be independent.

The Nominating and Corporate Governance Committee also considers and evaluates other factors it deems to be in our and our stockholders’ best interests. The Nominating and Corporate Governance Committee does not assign any particular weighting or priority to any of these factors.

The Nominating and Corporate Governance Committee reviews with the Board on an annual or more frequent basis the director skills and experience qualifications that it believes are desirable to be represented on the Board, considering current Board composition and Company circumstances. The Nominating and Corporate Governance Committee believes that it is critical for directors to have technology and product experience and to have previously held significant leadership positions. Below is a summary of the primary experiences, qualifications and skills that our directors bring to the Board:

Technology & Product (100%)
All 10 directors are experienced leaders in the technology sector focused on innovation and collaboration, which allows them to provide valuable insight on significant issues specific to the software and enterprise software industries.

Financial (50%)
5 of the directors have strong financial experience, having spent a significant portion of their careers focused on finance or as a C-level executive, with 3 of them previously having served as chief financial officers.

Leadership (100%)
All 10 directors have held significant leadership positions, possess strong leadership qualities and know the levers that drive change and growth, which equips them to provide constructive insight to our management team.

Sales (40%)
4 of the directors have sales experience, which is relevant as the Company continues to expand its direct and indirect sales organization, increase customer satisfaction and renewals by offering support to ensure customer success and drive enterprise-wide adoption of its offerings.

International Operations & Growth (90%)
9 of the directors have experience in the operational, financial and strategic issues facing global companies, which brings critical perspective to the Board as we continue to expand our international operations.

Marketing (40%)
4 of the directors have marketing experience and expertise in brand building in rapidly-changing industries, which contributes to the Company’s ability to identify and develop new markets for its offerings and expand into adjacent products, services and technologies.

Risk Management (70%)
7 of the directors have experience in risk management and oversight, which contributes to the Board’s role in overseeing risk management and understanding the most significant risks facing the Company.

Information Security & Privacy (30%)
3 of the directors have experience in information security and privacy, which enhances the Board’s oversight of cybersecurity and understanding the implications of cyber risks as they relate to the Company.

In light of the individual qualifications and experiences of each of our director nominees discussed below, and the contributions that our nominees have made to our Board, our Board has concluded that each of our director nominees should be re-elected. Biographies of all of our directors are set forth below.

2017 Proxy Statement	9

CORPORATE GOVERNANCE AT SPLUNK

NOMINEES FOR DIRECTOR

John Connors has served as a member of our Board since 2007. Since 2005, Mr. Connors has been a managing partner at Ignition Partners, LLC, a venture capital firm. Prior to joining Ignition Partners, Mr. Connors served in various management positions at Microsoft Corporation, a technology company, from 1989 to 2005, including most recently as Senior Vice President and Chief Financial Officer from 1999 to 2005. Mr. Connors has served as a member of the board of directors of NIKE, Inc., a designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories, since 2005. Mr. Connors holds a B.A. from the University of Montana.

Mr. Connors possesses specific attributes that qualify him to serve as a director, including his substantial experience as an investment professional in the business software and services industry and his experience as an executive in the software industry and as a member of the board of directors and audit and finance committee of a Fortune 500 company. Mr. Connors also brings historical knowledge of our business and continuity to the Board, as well as accounting experience and financial expertise.

John Connors Lead Independent Director Managing Partner at Ignition Partners Director Since 2007 Splunk Committee(s): Audit Committee; Nominating and Corporate Governance Committee

Patricia Morrison has served as a member of our Board since 2013. Since 2009, Ms. Morrison has served as Executive Vice President, Customer Support Services and Chief Information Officer at Cardinal Health, Inc., a provider of healthcare services. Prior to joining Cardinal Health, Ms. Morrison was Chief Executive Officer of Mainstay Partners, a technology advisory firm, from 2008 to 2009, and Executive Vice President and Chief Information Officer at Motorola, Inc., a designer, manufacturer, marketer and seller of mobility products, from 2005 to 2008. Her previous experience also includes Chief Information Officer of Office Depot, Inc. and senior-level information technology positions at PepsiCo, Inc., The Quaker Oats Company, General Electric Company and The Procter & Gamble Company. Ms. Morrison has served as a member of the board of directors of Aramark, a global provider of food, facilities and uniform services, since 2017. Ms. Morrison holds a B.A. and B.S. from Miami University in Oxford, Ohio.

Ms. Morrison possesses specific attributes that qualify her to serve as a director, including her information technology expertise and professional experience as an executive of other public companies.

Patricia Morrison Independent EVP, Customer Support Services, and CIO of Cardinal Health Director Since 2013 Splunk Committee(s): Audit Committee

Stephen Newberry has served as a member of our Board since 2013. Mr. Newberry has been a director of Lam Research Corporation, a supplier of wafer fabrication equipment and services, since 2005, and has served as the chairman of the board of Lam Research since 2012. He served as Lam Research’s Chief Executive Officer from 2005 through 2011, President from 1998 to 2010, and Chief Operating Officer from 1997 to 2005. Prior to joining Lam Research, Mr. Newberry held various executive positions at Applied Materials, Inc., a provider of manufacturing solutions for the semiconductor, flat panel display and solar industries. Mr. Newberry previously served on the board of directors of Nanometrics Incorporated, a provider of process control metrology and inspection systems, from 2011 to 2015. Mr. Newberry holds a B.S. from the United States Naval Academy and is a graduate of the Program for Management Development at Harvard Business School.

Mr. Newberry possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as a former executive of global technology companies.

Stephen Newberry Independent Chairman of Lam Research Director Since 2013 Splunk Committee(s): Compensation Committee

10

CORPORATE GOVERNANCE AT SPLUNK

CONTINUING DIRECTORS

Mark Carges has served as a member of our Board since 2014. He previously served as the Chief Technology Officer of eBay Inc., an e-commerce company, from September 2009 to September 2014. From September 2009 to November 2013, he also served as eBay’s Senior Vice President, Global Products, Marketplaces. From September 2008 to September 2009, he served as eBay’s Senior Vice President, Technology. From November 2005 to May 2008, Mr. Carges served as Executive Vice President, Products and General Manager of the Business Interaction Division of BEA Systems, Inc., a software company (acquired by Oracle Corporation). Mr. Carges previously served on the board of directors of Rally Software Development Corp., a provider of cloud-based solutions for managing software development (acquired by CA Technologies), from 2011 to 2015. Mr. Carges holds a B.A. from the University of California, Berkeley and an M.S. from New York University.

Mr. Carges possesses specific attributes that qualify him to serve as a director, including his knowledge and experience in the software industry and professional experience serving in leadership positions at various technology companies.

Mark Carges Independent Former CTO, eBay Director Since 2014 Splunk Committee(s): Compensation Committee

David Hornik has served as a member of our Board since 2004. Since 2000, Mr. Hornik has been a partner at August Capital, a venture capital firm. Prior to joining August Capital, Mr. Hornik was an intellectual property and corporate attorney at the law firms of Venture Law Group and Perkins Coie LLP, and a litigator at the law firm of Cravath, Swaine & Moore LLP. Mr. Hornik holds an A.B. from Stanford University, an M.Phil from Cambridge University and a J.D. from Harvard Law School.

Mr. Hornik possesses specific attributes that qualify him to serve as a director, including his substantial experience as an investment professional and as a director of technology companies focusing on enterprise applications and infrastructure software. Mr. Hornik also brings historical knowledge of our business and continuity to the Board.

David Hornik Independent Partner at August Capital Director Since 2004 Splunk Committee(s): Nominating and Corporate Governance Committee

Douglas Merritt has served as our President, CEO and a member of our Board since 2015. He served as our Senior Vice President of Field Operations from 2014 to 2015. Prior to joining us, Mr. Merritt served as Senior Vice President of Products and Solutions Marketing at Cisco Systems, Inc., a networking company, from 2012 to 2014. From 2011 to 2012, he served as Chief Executive Officer of Baynote, Inc., a behavioral personalization and marketing technology company. Previously, Mr. Merritt served in a number of executive roles and as a member of the extended Executive Board at SAP A.G., an enterprise software company, from 2005 to 2011. From 2001 to 2004, Mr. Merritt served as Group Vice President and General Manager of the Human Capital Management Product Division at PeopleSoft Inc. (acquired by Oracle Corporation), a software company. He also co-founded and served as Chief Executive Officer of Icarian, Inc. (since acquired by Workstream Corp.), a cloud-based company, from 1996 to 2001. Mr. Merritt holds a B.S. from The University of the Pacific in Stockton, California.

Mr. Merritt possesses specific attributes that qualify him to serve as a director, including the knowledge and perspective he brings through his experience as our former Senior Vice President of Field Operations and his experience as a public company executive and as a member of the board of directors of private companies in the enterprise software industry.

Douglas Merritt President and CEO of Splunk Director Since 2015 Splunk Committee(s): None
2017 Proxy Statement	11

CORPORATE GOVERNANCE AT SPLUNK

Thomas Neustaetter has served as a member of our Board since 2010. Since 1999, Mr. Neustaetter has been a Managing Director at JK&B Capital, a venture capital firm. Prior to joining JK&B Capital, Mr. Neustaetter was a partner at The Chatterjee Group, an affiliate of Soros Fund Management, from 1996 to 1999. Mr. Neustaetter holds a B.A. from the University of California, Berkeley and an M.B.A. and M.S. from the University of California, Los Angeles.

Mr. Neustaetter possesses specific attributes that qualify him to serve as a director, including his financial expertise and his substantial experience as an investment professional and as a director of software companies.

Thomas Neustaetter Independent Managing Director at JK&B Capital Director Since 2010 Splunk Committee(s): Compensation Committee

Graham Smith has served as a member of our Board since 2011. Mr. Smith was Executive Vice President at salesforce.com, inc., a provider of enterprise cloud computing software, in 2015. He also served as salesforce.com’s Executive Vice President, Finance from 2014 to 2015, Executive Vice President and Chief Financial Officer from 2008 to 2014, and Executive Vice President and Chief Financial Officer Designate from 2007 to 2008. Prior to joining salesforce.com, Mr. Smith served as Chief Financial Officer at Advent Software Inc., a software company, from 2003 to 2007. Mr. Smith has served as a member of the board of directors of Citrix Systems, Inc., an enterprise software company, MINDBODY, Inc., an online wellness services marketplace, Xero, Inc., an online accounting software company, and BlackLine, Inc., a provider of cloud-based solutions for finance and accounting, since 2015. Mr. Smith holds a B.Sc. from Bristol University in England and qualified as a chartered accountant in England and Wales.

Mr. Smith possesses specific attributes that qualify him to serve as a director, including his financial expertise and professional experience as an executive of other public software companies.

Graham Smith Independent Former CFO of salesforce.com Director Since 2011 Splunk Committee(s): Audit Committee

Godfrey Sullivan has served as our non-executive Chairman of the Board since 2015. Previously, he served as our President, CEO and a member of our Board from 2008 to 2015, and as our Chairman from 2011 to 2015. Prior to joining us, Mr. Sullivan was with Hyperion Solutions Corporation, a performance management software company acquired by Oracle Corporation, from 2001 to 2007, where he served in various executive roles, most recently as President and Chief Executive Officer, and as a member of the board of directors from 2004 until 2007. Mr. Sullivan has served as a member of the board of directors of Citrix Systems, Inc., an enterprise software company, since 2005. Mr. Sullivan previously served on the board of directors of Informatica Corporation, a data integration software provider, from 2008 to 2013. Mr. Sullivan holds a B.B.A. from Baylor University.

Mr. Sullivan possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our former CEO and his experience as an executive and as a member of the board of directors of other companies in the enterprise software industry. Mr. Sullivan also brings historical knowledge of our business, operational expertise and continuity to the Board.

Godfrey Sullivan Chairman of Splunk Director Since 2008 Splunk Committee(s): None

12

CORPORATE GOVERNANCE AT SPLUNK

NON-CONTINUING DIRECTOR

Amy Chang has served as a member of our Board since 2015. Since 2013, Ms. Chang has been CEO and Founder of Accompany, Inc., a relationship intelligence platform company. Prior to founding Accompany, Ms. Chang was with Google Inc., an Internet services and products company, from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, Ms. Chang held product management and strategy positions at eBay Inc., an e-commerce company, from 2003 to 2005. She also served as a consultant with McKinsey & Company, specializing in semiconductors, software and services. Ms. Chang previously served on the board of directors of Informatica Corporation, a data integration software provider, from 2012 to 2015. Ms. Chang holds a B.S. and an M.S. from Stanford University.

Ms. Chang possesses specific attributes that qualify her to serve as a director, including her expertise and experience in the software industry and professional experience serving in leadership positions at various technology companies.

Amy Chang Chief Executive Officer and Founder of Accompany Director Since 2015 Splunk Committee(s): Nominating and Corporate Governance Committee

DIRECTOR INDEPENDENCE

Our common stock is listed on The NASDAQ Global Select Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors, and subject to specified exceptions, all members of its audit, compensation, and nominating and corporate governance committees must be independent. Under those rules, a director is independent only if a company’s board of directors makes an affirmative determination that the director has no material relationship with the company that would impair his or her independence.

Our Board has undertaken a review of the independence of each director. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock of each non-employee director, as well as relationships that our directors may have with our customers and vendors. Based on this review, our Board has determined that Mses. Chang and Morrison and Messrs. Carges, Connors, Hornik, Neustaetter, Newberry and Smith, representing eight of our ten directors, are “independent” as that term is defined under the rules of The NASDAQ Stock Market for purposes of serving on our Board and committees of our Board.

BOARD’S ROLE AND RESPONSIBILITIES

Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. Our Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and focusing on how the Company addresses its most significant risks.

Our Board exercises its risk oversight responsibility both directly and through its three standing committees, each of which is delegated specific risks and keeps our Board informed of its oversight efforts through regular reports by the committee chairmen. Our management team is responsible for the day-to-day management of risks we face. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by our management team are appropriate and functioning as designed. Our Board believes that its current leadership structure, described in detail under “Board Structure and Processes” on page 18, supports the risk oversight function of our Board by providing for open communication between our management team and our Board. In addition, independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function.

2017 Proxy Statement	13

CORPORATE GOVERNANCE AT SPLUNK

The following are the key oversight responsibilities of our Board and its committees:

Board of Directors
Oversees Major Risks
●Strategic and competitive ●Financial ●Brand and reputational ●Legal and compliance
●Operational ●Data protection ●Succession planning

Succession Planning

The Board and management team recognize the importance of continually developing our executive talent. Our management team conducts an annual talent review process that includes succession plans for our senior leadership positions. These succession plans are reviewed by our CEO, and details on these succession plans, including potential successors of our executive officers, are presented to the Board.

In addition, our Board annually reviews a succession plan for the CEO position, using formal criteria to evaluate potential successors and also interim candidates in the event of an emergency situation. In conducting its evaluation, the Board considers organizational needs, competitive challenges, leadership/management potential and development, and emergency situations.

As part of our succession planning, between November 2015 and November 2016, we promoted one member of our management team and filled two vacant executive officer positions. On November 19, 2015, Mr. Merritt became our President and CEO, succeeding Mr. Sullivan, who retired after over seven years as CEO. Mr. Sullivan continues to serve the Company as non-executive Chairman of our Board. On May 2, 2016, Susan St. Ledger became our Senior Vice President, Chief Revenue Officer, succeeding Mr. Merritt, who had continued to serve the dual role of CEO and head of field operations following the CEO transition. On November 14, 2016, Richard Campione became our Senior Vice President, Chief Product Officer, succeeding Guido Schroeder, who departed the Company earlier in the year. These transitions exemplify the Board’s ongoing commitment to cultivating and developing executive talent.

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure and diversity, as described under “Considerations in Evaluating Director Nominees” beginning on page 8.

14

CORPORATE GOVERNANCE AT SPLUNK

STOCKHOLDER RECOMMENDATIONS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider candidates for directors recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders holding at least one percent of our fully diluted capitalization continuously for at least 12 months wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our Board. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Stockholder Nominations

Our Bylaws permit stockholders to nominate director candidates through proxy access for inclusion in our proxy statement.

Proxy Access Process

1	2	3

a single stockholder, or group of up to 20 stockholders (or 25 stockholders, if our annual revenues are greater than $4 billion for the most recently completed fiscal year)
3% for 3 years
owning three percent outstanding stock for at least three consecutive years the individual or group may submit
up to 20%
(if there are 10 or more directors in office) or
up to 25%
(if there are nine or fewer directors in office) of the directors then in office, but in no case less than
	one nominee	stockholders and nominees who satisfy the requirements specified by our Bylaws are included in the proxy statement

To be timely for our 2018 annual meeting of stockholders, our Corporate Secretary must receive a stockholder’s notice of a proxy access nomination at our principal executive offices:

●	not earlier than November 27, 2017; and
●	not later than the close of business on December 27, 2017.

Advance Notice Procedure

Our Bylaws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described under “Other Matters—Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Stockholder Communications with the Board

We have a practice of regularly engaging with stockholders to seek their feedback. Stockholders may also communicate with the Board or with an individual member of the Board by writing to the Board or to the particular member of the Board, and mailing the correspondence to: c/o General Counsel, Splunk Inc., 270 Brannan Street, San Francisco, California 94107. All such stockholder communications will be reviewed initially by our General Counsel and, if appropriate, will be forwarded to the appropriate member or members of the Board, or if none is specified, to the Chairman of the Board. This process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The General Counsel reports regularly to the Nominating and Corporate Governance Committee on all correspondence received that, in his opinion, involves functions of the Board or its committees or that he otherwise determines merits Board attention.

2017 Proxy Statement	15

CORPORATE GOVERNANCE AT SPLUNK

OTHER GOVERNANCE POLICIES AND PRACTICES

Stockholder Engagement

We believe that effective corporate governance includes regular, constructive conversations with our stockholders, and we value our stockholders’ continued interest and feedback. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive pay and corporate governance policies and practices. We believe that ongoing engagement builds mutual trust and understanding with our stockholders.

ANNUAL STOCKHOLDER ENGAGEMENT CYCLE
Summer	Fall	Winter	Spring
Our annual stockholder engagement cycle begins with a review of the results of our most recent Annual Meeting, together with governance best practices and other developments.

We engage with many of our major stockholders and others who request meetings about topics of interest in our governance and executive compensation programs along with other updates at the Company. We solicit feedback on issues that are important to our stockholders.

We communicate to the Board and its committees the feedback received from stockholders and consider those perspectives in upcoming governance or executive compensation discussions.

We publish our proxy statement and annual report to our stockholders. We reach out again to our major stockholders to engage on important topics to be addressed at our Annual Meeting. We then hold our Annual Meeting.

During the fall of 2016, as part of our annual stockholder engagement program, we solicited the views of institutional investors representing approximately 82% of our issued and outstanding shares and engaged in substantive discussions with investors representing approximately 53% of our outstanding shares. These discussions, which were led by our Vice President, Associate General Counsel and our Vice President, Investor Relations, covered a variety of topics, including feedback on our executive compensation philosophy and program, our compensation actions for the past year, our 2016 Say-on-Pay vote, recent executive transitions, and the evolution of our corporate governance program. In general, our investors have a long-term outlook and understand that we are currently in a dynamic, high-growth phase and face a talent war. We received positive feedback on our compensation program and were encouraged to continue to emphasize strong alignment between compensation and Company performance. See “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Stockholder Engagement and Our 2016 Say-on-Pay Vote” for detailed feedback on our executive compensation program. In addition, while our investors reacted favorably to our proxy statement disclosures, we received additional suggestions for improvement. Based in part on this feedback, we added new infographics to this proxy statement relating to director nominees and qualifications, risk oversight and stockholder engagement and enhanced our disclosures on director evaluations.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees (including our officers) and directors. We also have an additional Code of Ethics for CEO and Senior Financial Officers that applies to our CEO, Chief Financial Officer, and other senior financial officers. The full text of our Code of Business Conduct and Ethics is posted on the Investors portion of our website at http://investors.splunk.com/governance.cfm. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Splunk Impact

We are committed to making a positive impact for our stockholders and communities through initiatives such as Splunk4Good and responsible corporate governance. We believe in the power of data for positive change and that the power of Splunk’s technology can make the world a better place. Making a positive impact also requires a strong commitment to conduct our business in ways that are principled, transparent, and accountable to stockholders. We believe doing so generates long-term value for our business, our stockholders, and communities around the world.

16

CORPORATE GOVERNANCE AT SPLUNK

We place high ethical standards and effective corporate governance at the center of the way we operate. In addition to the corporate governance highlights summarized on page 2, in fiscal 2017, we announced Splunk Pledge, our commitment to research, education and community service. Through our Splunk4Good initiative, we committed to donate a minimum of $100 million over a 10-year period in software licenses, training, support and education to nonprofit organizations and educational institutions around the globe to support academic research and generate social impact. In addition, our employees receive paid time off to volunteer at the nonprofit organizations of their choice through Splunk Pledge.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Audit Committee of our Board has the primary responsibility for reviewing and approving or ratifying transactions with related parties.

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, and any member of the immediate family of any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction and their involvement in the transaction, if any.

In the event we become aware of a related party transaction that was not previously approved or ratified under the policy, our Audit Committee will evaluate all options available, including whether to ratify, amend, terminate, rescind or take other action as appropriate.

Our Audit Committee has determined that certain transactions do not require Audit Committee approval, including (a) certain employment arrangements of executive officers, (b) director compensation, (c) transactions with another company at which a related party’s only relationship is as an employee (excluding as an executive officer), (d) transactions where a related party’s interest arises only (i) from such person’s position as a director of another corporation or organization that is a party to the transaction; (ii) from the direct or indirect ownership by such person and all other related parties, in the aggregate, of less than a 10% equity interest in another person which is a party to the transaction, or (iii) from both such position and ownership, (e) transactions where a related party’s interest arises solely from the benefit of ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (f) transactions available to all employees generally, (g) any ordinary course sale transaction that does not exceed $1,000,000 where the related person did not participate in the negotiations and where the transaction is reviewed and confirmed by the legal department and controller prior to its consummation, (h) any ordinary course purchase transaction that does not exceed $1,000,000 that supports the Company’s ongoing operations where the related person did not participate in the negotiations and where the transaction is reviewed and confirmed by the legal department and controller prior to its consummation, (i), any ordinary course sale transaction with a related party that is the beneficial owner of more than 5% of any class of our common stock where the transaction is reviewed and confirmed by the legal department and Controller prior to its consummation (j) any transaction made pursuant to an existing approved agreement and (k) any other type of transaction that is approved by our Audit Committee for inclusion in the policy. If a transaction exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year and $200,000, it will not be deemed pre-approved under (c), (d), (g), (h), (i), (j) and (k) above.

Since the beginning of our last fiscal year, there were no other related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under the Securities and Exchange Commission (“SEC”) rules, other than as described below:

●	The daughter of the Chairman of our Board, Hayley Sullivan, is an Inside Sales Representative at Splunk. Her compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Ms. Sullivan was not hired by, nor does she report to the Chairman of our Board, Godfrey Sullivan. The Audit Committee reviewed the circumstances surrounding Ms. Sullivan’s employment and her relationship to Mr. Sullivan and concluded that they are not material. Accordingly, the Audit Committee approved Ms. Sullivan’s continued employment and compensation.
●	Ms. Morrison, one of our directors, is an executive officer of Cardinal Health, Inc., which is a customer of ours. We have entered into ordinary course commercial dealings with Cardinal Health, Inc. that we consider arms-length on terms that are consistent with similar transactions with our other similarly situated customers and vendors. We recognized approximately $1,600,000 in revenue from Cardinal Health, Inc. in fiscal 2017. The Audit Committee has determined that Ms. Morrison did not and does not have any direct or indirect material interest in such transaction.

2017 Proxy Statement	17

CORPORATE GOVERNANCE AT SPLUNK

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with certain current and former executive officers. See “Executive Compensation—Compensation Tables—Executive Employment Arrangements.”

We have also entered into indemnification agreements with certain directors and officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

BOARD STRUCTURE AND PROCESSES

Leadership Structure

Mr. Sullivan, our former Chief Executive Officer, currently serves as non-executive Chairman of our Board. In that role, he presides over meetings of the Board, presides over meetings of stockholders, consults and advises the Board and its committees on the business and affairs of the Company, acts as an advisor to Mr. Merritt on strategic aspects of the CEO role and performs additional duties as the Board determines. Our Board believes that its leadership structure appropriately and effectively allocates authority, responsibility, and oversight between our management team and the members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between management and our Board, engages with stockholders, and leads our Board’s consideration of key governance matters. The Nominating and Corporate Governance Committee periodically reviews the Board’s leadership structure and when appropriate, recommends changes to the Board’s leadership structure, taking into consideration the needs of the Board and the Company at such time.

Lead Independent Director

Our Board has appointed Mr. Connors to serve as our Lead Independent Director. As Lead Independent Director, Mr. Connors presides over periodic meetings of our independent directors outside the presence of our management team, serves as a liaison between our management team and the independent directors and facilitates the process for the Board’s self-evaluation. In addition, the Lead Independent Director may have other responsibilities, including presiding at Board meetings in the absence of the Chairman, being available, when appropriate, for consultation and direct communication with our stockholders, facilitating communication between the independent directors, the Chairman and the CEO, assisting the Board in fulfilling its oversight responsibilities in Company strategy, risk oversight and succession planning, and performing such additional duties as the Board determines.

Board Evaluations, Effectiveness and Education

It is important that the Board and its committees perform effectively and in the best interests of the Company and its stockholders. Each year, the Nominating and Corporate Governance Committee oversees the Board and committee evaluation process. The Nominating and Corporate Governance Committee considers the format and framework for the process. The evaluation process generally takes one of two forms: an internal assessment led by the Lead Independent Director or an assessment using the services of an independent third-party consultant. In either instance, the purpose of the evaluation is to focus on areas in which the Board or the committees believe contributions can be made going forward to increase the effectiveness of the Board or the committees.

An internal assessment begins with the Nominating and Corporate Governance Committee initiating the annual board evaluation process and setting a timeline. It utilizes a written questionnaire covering Board, committee, self and peer performance. The Lead Independent Director then interviews each director to obtain his or her assessment of the effectiveness of the Board and committees, as well as director performance and Board dynamics, summarizes these individual assessments for discussion with the Board and committees, and then leads a discussion with the Nominating and Corporate Governance Committee and the Board. The Board then takes such further action as it deems appropriate.

For fiscal 2017, the Nominating and Corporate Governance Committee used a third-party consultant, experienced in corporate governance matters, to assist with the Board and committee evaluation process. Directors were interviewed by the independent third party and gave specific feedback on individual directors, committees and the Board in general. Directors responded to questions designed to elicit information to be used in improving Board and committee effectiveness. The independent third party synthesized the results and comments received during such interviews. At a subsequent Board meeting, the Lead Independent Director, in conjunction with the independent third-party consultant, presented the findings to the Nominating and Corporate Governance Committee and the Board, followed by review and discussion by the full Board.

18

CORPORATE GOVERNANCE AT SPLUNK

The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors, and the Company reimburses directors for their expenses associated with this participation. We provide membership in the National Association of Corporate Directors to all Board members. We also encourage our directors to attend Splunk events such as our annual users’ conference (.conf) and our annual sales kickoff (SKO) and take virtual Splunk education classes. Continuing director education is also provided during Board meetings and other Board discussions as part of the formal meetings and may include internally developed materials and presentations as well as programs presented by third parties.

Executive Sessions

As part of each regularly scheduled Board meeting, the outside directors meet without our management team or the other directors. The Lead Independent Director leads such discussions.

BOARD MEETINGS AND COMMITTEES

During our fiscal year ended January 31, 2017, the Board held five meetings, and no director attended fewer than 75% of the total number of meetings of the Board and the committees of which such director was a member.

Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage directors to attend. Messrs. Carges, Connors, Hornik, Merritt, Neustaetter, Newberry and Sullivan, and Mses. Chang and Morrison attended our 2016 Annual Meeting.

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

John Connors, Chair

The current members of our Audit Committee are Messrs. Connors and Smith and Ms. Morrison. Mr. Smith will be chair of the Audit Committee effective immediately after the Annual Meeting. Our Board has determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of The NASDAQ Stock Market and the SEC. Our Board has also determined that both Messrs. Connors and Smith are financial experts as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee held eight meetings during the fiscal year ended January 31, 2017.

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

●

appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between our management team and the independent registered public accounting firm regarding financial reporting;

●	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
●	reviewing the qualifications and independence of the independent registered public accounting firm;
●	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
●	reviewing the adequacy and effectiveness of our internal control over financial reporting;
●	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●

reviewing and discussing with our management team and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and

●	reviewing and maintaining the related person transaction policy to ensure compliance with applicable law and that any proposed related person transactions are disclosed as required.

The Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the Audit Committee Charter is available on our investor website at http://investors.splunk.com/governance.cfm.

2017 Proxy Statement	19

CORPORATE GOVERNANCE AT SPLUNK

Compensation Committee

Stephen Newberry, Chair

The current members of our Compensation Committee are Messrs. Carges, Neustaetter and Newberry. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of The NASDAQ Stock Market. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of The NASDAQ Stock Market and SEC rules and regulations, as well as Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held six meetings during the fiscal year ended January 31, 2017.

Our Compensation Committee oversees our compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:

●	annually reviewing and approving the primary components of compensation for our CEO and other executive officers;
●	reviewing and approving compensation and corporate goals and objectives relevant to the compensation for our CEO and other executive officers;
●	evaluating the performance of our CEO and other executive officers in light of established goals and objectives;
●	periodically evaluating the competitiveness of the compensation of our CEO and other executive officers and our overall compensation plans;
●	providing oversight of our overall compensation plans and of our 401(k) plan;
●	reviewing and discussing with our management team the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on us;
●	evaluating and making recommendations regarding director compensation; and
●	administering our equity compensation plans for our employees and directors.

The Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the Compensation Committee Charter is available on our investor website at http://investors.splunk.com/ governance.cfm.

The Compensation Committee has delegated certain day-to-day administrative and ministerial functions to our officers under our equity compensation plans.

Compensation Committee Interlocks and Insider Participation. None of Messrs. Carges, Neustaetter or Newberry, who serves or has served during the past fiscal year as a member of our Compensation Committee, is an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

John Connors, Chair

The current members of our Nominating and Corporate Governance Committee are Messrs. Connors and Hornik and Ms. Chang. Ms. Chang is not standing for re-election at the Annual Meeting and will no longer serve on the Nominating and Corporate Governance Committee following the Annual Meeting. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director requirements of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended January 31, 2017.

Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending corporate governance policies and nominees for election to our Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending desired qualifications for Board and committee membership and conducting searches for potential members of our Board;
●

evaluating and making recommendations regarding the organization and governance of our Board and its committees and changes to our Certificate of Incorporation and Bylaws and stockholder communications;

●	reviewing succession planning for our CEO and other executive officers and evaluating potential successors;
●	assessing the performance of board members and making recommendations regarding committee and chair assignments and composition and the size of our Board and its committees;
●	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
●	reviewing and making recommendations with regard to our Corporate Governance Guidelines and compliance with laws and regulations; and
●	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our investor website at http://investors.splunk.com/governance.cfm.

20

CORPORATE GOVERNANCE AT SPLUNK

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract, retain and reward qualified directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this program, each member of our Board who is not our employee will receive the following cash and equity compensation for Board services. We also reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings, assisting with other Company business, such as meeting with potential officer and director candidates, as well as continuing director education.

Cash Compensation

During fiscal 2017 and through the Annual Meeting, non-employee directors are entitled to receive the following cash compensation for their services:

●	$40,000 per year for service as a Board member;
●	$20,000 per year for service as chair of the Audit Committee or the Compensation Committee;
●	$10,000 per year for service as a member of the Audit Committee or the Compensation Committee;
●	$10,000 per year for service as chair of the Nominating and Corporate Governance Committee;
●	$5,000 per year for service as a member of the Nominating and Corporate Governance Committee;
●	$20,000 per year for service as Lead Independent Director; and
●	$30,000 per year for service as non-executive Chairman of the Board.

All cash payments to non-employee directors are paid quarterly in arrears.

Equity Compensation

Initial Award. Each non-employee director who first joins our Board automatically will be granted a RSU award having an award value of $350,000 on the date on which such person becomes a non-employee director (unless otherwise determined by the Board), whether through election by our stockholders or appointment by our Board to fill a vacancy. An employee director who ceases to be an employee but remains a director will not receive this initial RSU award. An initial RSU award will vest as to one-third of the shares subject to the award on each of the first three anniversaries of the grant date, subject to continued service as a member of our Board through each such vesting date.

Annual Award. Each then-serving non-employee director automatically will be granted an RSU award having an award value of $250,000 on the date of each annual meeting of stockholders. If a non-employee director’s commencement date is other than the date of an annual meeting of stockholders, such non-employee director may be granted, on such non-employee director’s commencement date, an annual award having an award value prorated based on the number of days between such director’s commencement date and the next annual meeting of stockholders. Annual RSU awards will vest on the earlier of (i) the first anniversary of the grant date or (ii) the day prior to our next annual meeting of stockholders, in both cases subject to continued service as a Board member through the vesting date.

Discretionary Award. In addition, our Board may grant a non-employee director a discretionary supplemental award at any time and for any reason. No such awards were granted in fiscal 2017.

Change in Control. Under the terms of our 2012 Equity Incentive Plan, if the Company experiences a change in control and our non-employee director equity awards are not assumed or substituted, those awards will accelerate and become fully vested. If those awards are assumed or substituted and the director subsequently is terminated or resigns at the request of the acquiring company, those awards will accelerate and become fully vested.

Fiscal 2017 Compensation

The following table sets forth information regarding total compensation, in accordance with our outside director compensation program, for each person who served as a non-employee director during the year ended January 31, 2017:

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Mark Carges	$50,000	$249,966	$299,966
Amy Chang(3)	$45,000	$249,966	$294,966
John Connors	$90,000	$249,966	$339,966
David Hornik	$45,000	$249,966	$294,966
Patricia Morrison	$50,000	$249,966	$299,966
Thomas Neustaetter	$50,000	$249,966	$299,966
Stephen Newberry	$60,000	$249,966	$309,966
Graham Smith	$50,000	$249,966	$299,966
Godfrey Sullivan	$70,000	$249,966	$319,966

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the RSUs granted to our non-employee directors during fiscal 2017 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). These amounts do not necessarily correspond to the actual value recognized by the non-employee directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

2017 Proxy Statement	21

CORPORATE GOVERNANCE AT SPLUNK

(2)	Each non-employee director was granted an award of 4,236 RSUs on June 9, 2016 with a grant date fair value of $249,966. All RSUs subject to each award will vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the day prior to the next annual meeting of stockholders, subject to the director’s continued service through such date.
(3)	Ms. Chang is not standing for re-election at the Annual Meeting.

As of January 31, 2017, each individual who served as a non-employee director during fiscal 2017 held the following aggregate number of stock awards and stock options:

Director Name	Aggregate Number of Stock Awards Outstanding as of January 31, 2017		Aggregate Number of Stock Options Outstanding as of January 31, 2017
Mark Carges	5,889		—
Amy Chang	7,525		—
John Connors	4,236		—
David Hornik	4,236		—
Patricia Morrison	4,236		—
Thomas Neustaetter	4,236		—
Stephen Newberry	4,236		—
Graham Smith	4,236		—
Godfrey Sullivan	82,986	(1)	912,515	(1)
(1)	Mr. Sullivan served as CEO of the Company prior to his transition from executive officer to non-executive Chairman of the Board in fiscal 2016 and received stock and option awards in his capacity as CEO. The above amount consists of 4,236 RSUs granted to Mr. Sullivan in his capacity as non-executive Chairman of the Board. The remaining RSUs and options were granted to Mr. Sullivan in connection with his prior service as CEO.

The Compensation Committee has the primary responsibility for reviewing the compensation paid to non-employee directors and making recommendations for adjustments, as appropriate, to the full Board. Following a market assessment and analysis in early fiscal 2018 by the Compensation Committee’s independent compensation consultant, Radford, an Aon Hewitt Company, our Board approved increases of $10,000 per year for service as a non-employee director, Lead Independent Director and non-executive Chairman of the Board, in each case effective as of the date of the Annual Meeting. No changes were made to the equity compensation of our directors. The Board made these changes in order to continue to attract, retain and reward qualified directors, consistent with market practices.

Stock Ownership Guidelines

Our Board believes that our directors and executive officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Therefore, our Board has adopted stock ownership guidelines. Under the guidelines, each non-employee director must own the lesser of (i) Company stock with a value of three times the annual cash retainer for board service or (ii) 2,500 shares. Our non-employee directors are required to achieve these ownership levels within five years of the later of September 9, 2014 (the date our stock ownership guidelines were adopted) or such director’s appointment or election date as applicable.

As of the end of fiscal 2017, all of our directors have met and exceeded these guidelines.

See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Information—Stock Ownership Guidelines” for information about the guidelines applicable to our executive officers.

22

AUDIT COMMITTEE MATTERS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2018. During our fiscal year ended January 31, 2017, PwC served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Splunk and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2018. Our Audit Committee is submitting the selection of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of PwC, the Board or Audit Committee may reconsider the appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board comprised solely of independent directors, as required by the listing standards of The NASDAQ Stock Market and rules of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on our investor website at http://investors.splunk.com/governance.cfm. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Audit Committee consists of three members: John Connors, Patricia Morrison and Graham Smith. Messrs. Connors and Smith are “financial experts” as defined under SEC rules and regulations. With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. PwC is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of PwC. These are the fundamental responsibilities of management and PwC. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and PwC;
●

discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board; and

●

received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2017 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board:

John Connors (Chair)
Patricia Morrison
Graham Smith

2017 Proxy Statement	23

AUDIT COMMITTEE MATTERS

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2016 and 2017.

	2016	2017
Audit Fees(1)	$1,946,212	$2,117,908
Audit-Related Fees(2)	160,787	253,000
Tax Fees(3)	497,733	213,222
All Other Fees(4)	2,471	2,970
Total:	$2,607,203	$2,587,100

(1)	Audit fees consist of fees for professional services provided in connection with the integrated audit of our annual financial statements, management’s report on internal controls, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.
(2)	Audit-related fees primarily consist of professional services provided in connection with acquisition due diligence for the fiscal year ended January 31, 2016 and consultations concerning financial accounting and reporting standards for the fiscal year ended January 31, 2017.
(3)	Tax fees consist of fees billed for tax compliance, consultation and planning services. These services include mergers and acquisitions tax compliance for the fiscal year ended January 31, 2016.
(4)	All other fees billed for the fiscal years ended January 31, 2016 and January 31, 2017 were related to fees for access to online accounting and tax research software.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a description of services expected to be rendered during that year to the Audit Committee for approval.

The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and our management team to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.

24

OUR EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2017. Executive officers are appointed by the Board to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Douglas Merritt	53	President, CEO and Director
Richard Campione	53	Senior Vice President, Chief Product Officer
David Conte	51	Senior Vice President and Chief Financial Officer
Susan St. Ledger	52	Senior Vice President, Chief Revenue Officer
Leonard Stein	61	Senior Vice President, General Counsel and Secretary

Douglas Merritt has served as our President, CEO and a member of our Board since 2015. He served as our Senior Vice President of Field Operations from 2014 to 2015. Prior to joining us, Mr. Merritt served as Senior Vice President of Products and Solutions Marketing at Cisco Systems, Inc., a networking company, from 2012 to 2014. From 2011 to 2012, he served as Chief Executive Officer of Baynote, Inc., a behavioral personalization and marketing technology company. Previously, Mr. Merritt served in a number of executive roles and as a member of the extended Executive Board at SAP A.G., from 2005 to 2011. From 2001 to 2004, Mr. Merritt served as Group Vice President and General Manager of the Human Capital Management Product Division at PeopleSoft Inc. (acquired by Oracle Corporation). He also co-founded and served as Chief Executive Officer of Icarian, Inc. (since acquired by Workstream Corp.), a cloud-based company, from 1996 to 2001. Mr. Merritt holds a B.S. from The University of the Pacific in Stockton, California.

Richard Campione has served as our Senior Vice President, Chief Product Officer since 2016. Prior to joining us, Mr. Campione served as President and CEO at Findly LLC, a provider of talent acquisition SaaS solutions, from 2015 to 2016. From 2013 to 2014, Mr. Campione served as President, Cloud and Business Intelligence Division at ServiceSource International, Inc., a SaaS and managed service provider, and in late 2014 served as an advisor to ServiceSource. Mr. Campione was an advisor and consultant at Campione Consulting from 2011 to 2015. In 2012, Mr. Campione served as SVP, Engineering and SaaS Operations at C3 Solutions Inc., a logistics software company. Previously, Mr. Campione held executive management positions at SAP A.G., an enterprise software company, and also had an extensive tenure with Siebel Systems, Inc. (acquired by Oracle Corporation), a customer relationship management software company. Mr. Campione previously served on the board of directors of ServiceSource from 2012 to 2016. Mr. Campione holds two B.S. degrees and an M.S. from the Massachusetts Institute of Technology.

David Conte has served as our Senior Vice President and Chief Financial Officer since 2011. Prior to joining us, Mr. Conte served as Chief Financial Officer at IronKey, Inc., an internet security and privacy company, from 2009 to 2011. From 2007 to 2009, Mr. Conte was engaged in various personal investing activities. Previously, Mr. Conte served as Chief Financial Officer of Opsware, Inc., a software company, from 2006 until 2007 when Opsware was acquired by Hewlett-Packard Company. He also served as Opsware’s Vice President of Finance from 2003 to 2006 and as Corporate Controller from 1999 to 2003. Mr. Conte began his career at Ernst & Young LLP. Mr. Conte holds a B.A. from the University of California, Santa Barbara.

Susan St. Ledger has served as our Senior Vice President, Chief Revenue Officer since 2016. Prior to joining us, Ms. St. Ledger served as Chief Revenue Officer, Marketing Cloud at salesforce. com, a provider of enterprise cloud computing software, from 2012 to 2016. In 2012, Ms. St. Ledger served as President at Buddy Media, a social media marketing platform that was acquired by salesforce.com. Previously, Ms. St. Ledger served in a variety of senior sales management roles at salesforce.com and Sun Microsystems, a provider of network computing infrastructure solutions. Ms. St. Ledger holds a B.S. degree from the University of Scranton.

Leonard Stein has served as our Senior Vice President, General Counsel and Secretary since 2011. Prior to joining us, Mr. Stein served as a board advisor to two private companies and as an independent consultant from 2010 to 2011. From 2004 to 2010, Mr. Stein served in various executive positions including President and Chief Legal Officer at Jackson Family Enterprises, Inc., a luxury wine maker. Mr. Stein served as Chief Legal Officer and Chief Compliance Officer at Overture Services, Inc., an Internet commercial search services company, from 2003 until it was acquired by Yahoo! Inc., in 2003. Mr. Stein holds a B.A. from Yale College, an M.A. from Yale University Graduate School and a J.D. from Harvard Law School.

2017 Proxy Statement	25

EXECUTIVE COMPENSATION

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by SEC rules, we are asking stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section beginning on page 27, the compensation tables and the related narratives appearing in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns. The Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that our executive compensation program is effective in achieving the Company’s objectives of:

●Recruiting, incentivizing and retaining highly qualified executive officers who possess the skills and leadership necessary to grow our business;
●Rewarding our executive officers for achieving or exceeding our strategic and financial goals, and individual performance goals;
●Aligning the interests of our executive officers with those of our stockholders;
●Reflecting our long-term strategy, which includes a financial strategy of disciplined investing for our future growth;
●Promoting a healthy approach to risk and sensitivity to underperformance as well as outperformance; and
●Providing compensation packages that are competitive, reasonable and fair relative to peers and the overall market.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2017 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

26

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. Pay that reflects performance and aligns with the interests of long-term stockholders is key to our compensation program design and decisions. In fiscal 2017, we structured our executive compensation program to be heavily weighted towards performance-based compensation by providing short-term cash bonuses designed to drive top-line growth and long-term equity awards tied to our revenue and operating cash flow (“OCF”) performance.

Strategic Context and Fiscal 2017 Business Highlights

We provide innovative software solutions that enable organizations to gain real-time operational intelligence by harnessing the value of their data. Our offerings address large and diverse data sets commonly referred to as big data and are specifically tailored for machine data.

We believe the market for products that provide operational intelligence presents a substantial opportunity as data grows in volume and diversity, creating new risks, opportunities and challenges for organizations. Since our inception, we have invested a substantial amount of resources developing our offerings to address this market, specifically with respect to machine data. We believe the market for operational intelligence utilizing machine data is relatively new and we are in the early stages of capitalizing on this growing market opportunity.

Our goal is to make Splunk the standard platform for delivering operational intelligence and real-time business insights from machine data. Achieving this goal depends on our continued discipline to drive top-line growth at larger scale and significantly invest in our business in order to build scale and increase market share. Revenue growth is a key measure of our success. Our fiscal 2017 executive compensation program was designed to incentivize our executive officers to drive performance in accordance with this growth strategy.

Fiscal 2017 was another year of solid financial performance and execution, with top-line revenue and OCF results as shown below. Our ongoing prioritization of customer success and adoption led to continued revenue and OCF growth. In fiscal 2017, our compensation plans emphasized revenue and OCF metrics in order to align our compensation incentives with our business strategy of disciplined growth. We continue to focus on capturing our large and growing market opportunity, which requires that we continue to invest in our business. Accordingly, we are not focused on GAAP earnings-based financial metrics at this stage in our Company’s maturity because we believe that a short-term focus on GAAP profitability would impede our long-term ability to capitalize on our market opportunity.

Our fiscal 2017 highlights include achievement of the following:

●	Total revenues of $950.0 million, representing an increase of $281.5 million, or 42%, over fiscal 2016;
●	Operating cash flow of $201.8 million, compared to $155.6 million in fiscal 2016; and
●	Over 13,000 customers in more than 110 countries at the end of fiscal 2017, compared to over 11,000 customers at the end of fiscal 2016.

2017 Proxy Statement	27

EXECUTIVE COMPENSATION

TOTAL REVENUES
$ IN MILLIONS ● FYE JANUARY 31

OPERATING CASH FLOW
$ IN MILLIONS ● FYE JANUARY 31

During fiscal 2017 we successfully executed several executive officer transitions, including hiring a new chief revenue officer and chief product officer. As we near $1 billion in revenues, we have attracted and retained an executive management team of seasoned and accomplished leaders in order to drive top-line growth at larger scale, focus on executing on our market opportunity and lead us through our next phase of growth.

Executive Compensation Practices

Our executive compensation program is significantly weighted towards compensating our executives based on Company performance with an emphasis on continued revenue growth and investment for increased market share. To that end, our executive compensation policies and practices are designed to reinforce our pay for performance philosophy and align with sound governance principles. The following chart summarizes these policies and practices:

What We Do	What We Don’t Do
✓Performance-based cash and equity incentives
✓Clawback policy on cash and equity incentive compensation
✓Stock ownership guidelines for executive officers and directors
✓Caps on performance-based cash and equity incentive compensation
✓100% independent directors on the Compensation Committee
✓Independent compensation consultant engaged by the Compensation Committee
✓Annual review and approval of our compensation strategy
✓Significant portion of executive compensation at risk based on corporate performance
✓Four-year equity award vesting periods
✓Limited and modest perquisites

✕No “single trigger” change of control benefits
✕No post-termination retirement- or pension-type non-cash benefits or perquisites for our executive officers that are not available to our employees generally
✕No tax gross-ups for change of control benefits
✕No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock
✕No strict benchmarking of compensation to a specific percentile of our peer group

28

EXECUTIVE COMPENSATION

Fiscal 2017 CEO Pay and Promotion Equity Awards

In late fiscal 2016, Douglas Merritt was promoted as our President and CEO from his prior role as our senior vice president for field operations. His CEO compensation, including his promotion equity awards, became effective in fiscal 2017. In structuring his compensation as CEO, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, an Aon Hewitt Company, conducted a comprehensive review of pay structures for both external and internal CEO successors.

Based upon this review, the Compensation Committee determined that Mr. Merritt’s fiscal 2017 compensation should more closely reflect a promotion package rather than the higher compensation that would have been required to recruit an external CEO candidate. The Compensation Committee also determined that it was important to establish a compensation package for Mr. Merritt that was appropriate for the promotion of an internal candidate at a high-growth technology company possessing Mr. Merritt’s extensive experience and record of delivering results, with an annual compensation structure consistent with our pay for performance philosophy and weighted significantly in favor of performance-based compensation. In considering the compensation package for Mr. Merritt, the Compensation Committee was mindful of the competition for talented executives in the technology sector and the substantial effort, focus and commitment required to achieve the Company’s strategic business goals. The Compensation Committee also took into account strong fourth quarter and fiscal 2016 results, a successful CEO transition and Mr. Merritt’s dual role as head of field operations when determining his final promotion equity awards package.

Stockholder Engagement and Our 2016 Say-on-Pay Vote

We value our stockholders’ continued interest and feedback. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive pay and corporate governance policies and practices. We believe that ongoing engagement builds mutual trust and understanding with our stockholders.

During the fall of 2016, as part of our annual stockholder engagement program, we solicited the views of institutional investors representing approximately 82% of our issued and outstanding shares and engaged in substantive discussions with investors representing approximately 53% of our outstanding shares. In the course of these discussions, we received valuable feedback on our executive compensation program and practices. We also discussed with investors the reasons for their support of or opposition to of our 2016 Say-on-Pay resolution, which was supported by approximately 89% of the votes cast at our 2016 Annual Meeting. The key feedback from our stockholders related to our executive compensation program and our responses are shown in the chart below. See “Corporate Governance at Splunk—Other Governance Policies and Practices—Stockholder Engagement” on page 16 of this proxy statement for more information on our stockholder engagement program.

Area of Focus	What We Heard from Investors	How We Responded
Performance Metrics
●Tie metrics to business strategy
●Align metrics to industry and Company’s maturity
●Total shareholder return (TSR), whether absolute or relative, may not be an appropriate metric at this point in the Company’s maturity
●Use different metrics in short- and long-term plans

●Used revenues and OCF metrics in fiscal 2017 PSU program to drive strategic focus on disciplined top-line growth
●Changed PSU metrics to revenues and non-GAAP operating margin in fiscal 2018 PSU program to reflect increased strategic focus on a profitability measure
●Considered other metrics but determined not appropriate at this stage in our Company’s maturity or given focus on continued revenue growth and investment for increased market share

Quantum of CEO and NEO Pay	●Quantum of pay generally reasonable given ongoing talent war and executive transitions
●Continued to assess executive compensation in the context of our business strategy as well as against market practices in consultation with independent compensation consultant
●Continued incremental evolution in executive compensation program as our Company matures

Disclosure	●Include more infographics and tables ●Frame business model and strategy thoughtfully and tie to performance metrics	●2017 CD&A includes new infographics and tables ●Executive summary discloses more about business strategy and relationship to performance metrics
Peer Group	●Peer group should evolve with maturity	●Peer group criteria and membership changes each year to reflect our higher revenue and/or market cap

2017 Proxy Statement	29

EXECUTIVE COMPENSATION

Recent Fiscal 2018 Compensation Decisions

In March 2017, the Compensation Committee conducted its annual executive compensation review and made fiscal 2018 compensation decisions for our NEOs. In making these decisions, the Compensation Committee considered, among other factors, pay levels of our NEOs relative to peers and the overall market, performance of each NEO, the continued talent war for experienced leadership in our industry and the feedback from our stockholders as discussed above. The Compensation Committee decided to increase the base salaries of NEOs by 0% to 8% of their fiscal 2017 base salaries. The Compensation Committee decided to increase the NEOs’ target annual cash bonus percentage by 0% to 10%. The mix of fiscal 2018 equity awards for all continuing NEOs, including our CEO, is 60% PSUs and 40% RSUs. This mix is consistent with that of fiscal 2017 equity awards, other than for our CEO’ promotion grants, whose mix was reallocated for fiscal 2018 in order to align with that of the other NEOs. In response to stockholder feedback to consider performance metrics that tie to our business strategy and align with the Company’s maturity, the Compensation Committee introduced non-GAAP operating margin as a new metric for the fiscal 2018 PSUs, replacing operating cash flow. The Compensation Committee maintained revenue as the other fiscal 2018 PSU metric, consistent with our focus on continued top-line growth. The following chart summarizes the transition in long-term equity compensation design in response to stockholder feedback and other considerations.

Long-term equity compensation evolution*
2016	►	2017	►	2018
RSUs = 50%		RSUs = 40%**		RSUs = 40%
		PSUs = 60%** Payout range: 0-200% Performance metrics: revenues and operating cash flow percentage relative to revenue growth rate		PSUs = 60% Payout range: 0-200% Performance metrics: revenues and non-GAAP operating margin
PSUs = 50% Payout range: 0-200% Performance metrics: revenues and operating cash flow percentage relative to revenue growth rate

*	Equity weightings are at the target performance level; the actual mix of equity will vary with performance unit award results.
**	The fiscal 2017 long-term equity compensation for our CEO consisted of 25% RSUs and 75% PSUs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Stephen Newberry (Chair)
Mark Carges
Thomas Neustaetter

DISCUSSION OF OUR FISCAL 2017 EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of our executive compensation program. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive officers during fiscal 2017 and how our executive compensation program reflects our business strategy.

Our NEOs for fiscal 2017 are:

●	Douglas Merritt, our President, CEO and member of the Board;
●	Richard Campione, our Senior Vice President, Chief Product Officer;
●	David Conte, our Senior Vice President and Chief Financial Officer;
●	Steven Sommer, our retiring Senior Vice President, Marketing and our former Chief Marketing Officer;
●	Susan St. Ledger, our Senior Vice President, Chief Revenue Officer; and
●	Leonard Stein, our Senior Vice President, General Counsel and Secretary.

30

EXECUTIVE COMPENSATION

Philosophy and Objectives

Overview. We operate in a highly competitive business environment within the rapidly evolving and extremely competitive big data market. To successfully compete and grow our business in this dynamic environment, we need to successfully recruit, incentivize and retain talented and seasoned technology leaders. Our success critically depends on the skill, acumen and motivation of our executives and employees to rapidly execute at the highest level. To that end, our executive compensation program is driven by a pay for performance philosophy and is designed to attract highly qualified executive officers, motivate them to create long-term value for our stockholders and reward them based on overall Company and individual performance and results. We strive to keep our programs aligned with our business strategy and focused on what we believe to be key to our short- and long-term success—growth, execution, innovation and disruption.

Our Compensation Program, Like Our Business, Is Dynamic. Our business continues to grow rapidly, requiring intense focus and dedication from our executives and other employees. We regularly adjust our executive compensation program to match the maturity, size, scale and growth of our business. We operate in an industry that is highly competitive and rapidly evolving, and in which the market for skilled and highly motivated executive management and personnel is fiercely competitive. Because our ability to compete and succeed in this dynamic environment is directly correlated to our ability to recruit, incentivize and retain talented and seasoned technology leaders, we expect to continue to adjust our approach to executive compensation to respond to our needs and market conditions.

Our Current Objectives. The current objectives of our executive compensation program are to:

●	Recruit, incentivize and retain highly qualified executive officers who possess the skills and leadership necessary to grow our business;
●	Reward our executive officers for achieving or exceeding our strategic and financial goals, and individual performance goals;
●	Align the interests of our executive officers with those of our stockholders;
●	Reflect our long-term strategy, which includes a financial strategy of disciplined investing for our future growth;
●	Promote a healthy approach to risk and be sensitive to underperformance as well as outperformance; and
●	Provide compensation packages that are competitive, reasonable and fair relative to peers and the overall market.

Intense Competition For Talent; How We’ve Responded. We actively compete with many other companies in seeking to attract and retain a skilled management team. This is particularly prevalent in our San Francisco headquarters and the greater Bay Area and Silicon Valley technology markets, where there are a large number of rapidly expanding technology companies intensely competing for highly qualified candidates. In addition, the success and prominence of our business in the emerging big data market is increasingly attracting the attention of competitors and other companies. This has caused us to increase our focus on retaining employees, including executives, as we are seen as a company with experienced employee talent that has successfully and rapidly scaled our technology businesses.

We have responded to this intense competition for talent by implementing compensation practices designed to motivate our executive officers to pursue our corporate objectives while incentivizing them to create long-term value for our stockholders. Our executive compensation program combines short- and long-term components, including salary, cash bonuses and equity. While finding the proper mix of incentives that attracts, motivates and retains each executive officer is challenging and often goes beyond compensation, we believe that we have been able to achieve the proper mix and periodically assess our assumptions in order to continue to incentivize each executive officer in a manner consistent with our stockholders’ interests.

Role of Compensation Committee

Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our NEOs, including our CEO, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals. For additional information about the Compensation Committee, see “Corporate Governance at Splunk—Board Meetings and Committees—Compensation Committee” in this proxy statement.

Compensation decisions for our executive officers are made by the Compensation Committee, with input from its independent compensation consultant, Radford, as well as from our CEO and our management team (except with respect to their own compensation). The Compensation Committee reviews the cash and equity compensation of our executive officers with the goal of ensuring that our executive officers are properly incentivized and makes adjustments as necessary.

The Compensation Committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate parameters for target compensation levels. The Compensation Committee generally seeks to provide total targeted direct compensation that is competitive and, dependent on Company performance and other factors including those set forth below, may pay above, at, or below median levels of our peer group. The Compensation Committee does not strictly benchmark compensation to a specific percentile of our peer group, nor does it apply a formula or assign relative weights to performance measures. Rather, it makes compensation decisions after consideration of many factors, including:

●	The performance and experience of each executive officer;
●	The scope and strategic impact of the executive officer’s responsibilities;
●	Our past business performance and future expectations;
●	Our long-term goals and strategies;
●	The performance of our executive team as a whole;
●	For each executive officer, other than our CEO, the evaluation and recommendation of our CEO;

2017 Proxy Statement	31

EXECUTIVE COMPENSATION

●	The difficulty and cost of replacing high-performing leaders with in-demand skills;
●	The past compensation levels of each individual;
●	The relative compensation among our executive officers; and
●	The competitiveness of compensation relative to our peer group.

Role of Management

The Compensation Committee works with members of our management team, including our CEO and our human resources, finance and legal professionals (except with respect to their own compensation). Typically, our CEO and management team provide the Compensation Committee with information on corporate and individual performance and its perspective and recommendations on compensation matters. Our CEO makes recommendations to the Compensation Committee regarding compensation matters, including the compensation of our other NEOs. While the Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to compensation-related matters, it uses these recommendations and proposals as one of many factors in making compensation decisions, and those decisions do not necessarily follow the CEO’s recommendations.

Role of Compensation Consultant

The Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel or other advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has engaged Radford to review our executive compensation policies and practices, to conduct an executive compensation market analysis and to review our equity practices to help ensure alignment with market practices. For fiscal 2017, Radford reviewed and advised on all principal aspects of our executive compensation program, including:

●	Assisting in developing a peer group of publicly traded companies to be used to help assess executive compensation;
●	Assisting in assuring a competitive compensation framework and consistent executive compensation assessment practices relevant to a comparable public company at our stage;
●	Meeting regularly with the Compensation Committee to review all elements of executive compensation, including the competitiveness of our executive compensation program against those of our peer companies and the design of our PSU program; and
●	Assisting in the risk assessment of our compensation program.

In connection with the CEO transition, Radford assisted in the review of compensation structures for both external and internal CEO successors. Our management team also accessed the Radford survey database to gather reference points for non-executive compensation decisions.

Based on the consideration of the factors specified in the rules of the SEC, the Compensation Committee does not believe that its relationship with Radford and the work of Radford on behalf of the Compensation Committee and our management team has raised any conflict of interest. The Compensation Committee reviews these factors on an annual basis and, as part of the Compensation Committee’s determination of Radford’s independence, receives written confirmation from Radford addressing these factors and stating its belief that it remains an independent compensation consultant to the Compensation Committee.

Peer Group Considerations

The Compensation Committee reviews market data of companies that we believe are comparable to us. With Radford’s assistance, the Compensation Committee determined our peer group for fiscal 2017 compensation decisions, which consists of publicly traded software and software services companies that generally had revenues between $250 million and $1.5 billion, generally had experienced positive, high year-over-year revenue growth, and/or had a market capitalization between $2 billion and $20 billion. The Compensation Committee referred to compensation data from this peer group when making fiscal 2017 base salary, cash bonus and equity award decisions for our executive officers. The following is a list of the public companies that comprised our fiscal 2017 peer group (four of which, LinkedIn, NetSuite, Qlik Technologies and SolarWinds, were subsequently acquired):

Aspen Technology	Guidewire Software	Qlik Technologies	Ultimate Software
athenahealth	LinkedIn	ServiceNow	Veeva Systems
FireEye	NetSuite	SolarWinds	Workday
Fortinet	Palo Alto Networks	Tableau Software	Zillow
	Pandora Media	Twitter

For fiscal 2017, the Compensation Committee removed Cornerstone OnDemand and Yelp from the peer group used in fiscal 2016 because their market capitalization was below the range, and added Twitter and Zillow as additional peers based on the criteria described above. The remainder of the peer group is unchanged.

Components of Compensation Program and Fiscal 2017 Compensation

Our executive compensation program consists of the following primary components:

●	base salary;
●	cash bonuses;
●	long-term equity compensation; and
●	severance and change in control-related benefits.

We also provide our employees, including our NEOs and other executive officers, with comprehensive employee benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs made available to eligible employees.

We believe these elements provide a compensation package that helps attract and retain qualified individuals, links individual performance to Company performance, focuses the efforts of our NEOS and other executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders. The charts below show the pay mix of our CEO and other NEOs for fiscal 2017.

32

EXECUTIVE COMPENSATION

CEO

ALL OTHER NEOs*

*	One of our NEOs, Susan St. Ledger, joined the Company on May 2, 2016. Her base salary and cash bonus amounts are prorated based on the number of days in fiscal 2017 during which she was employed with us. Given the timing of Richard Campione’s start date of November 14, 2016, his fiscal 2017 compensation is excluded above.

Base Salaries

We pay base salaries to our NEOs to compensate them for their services and provide predictable income. The salaries typically reflect each NEO’s experience, skills, knowledge and responsibilities, although competitive market conditions also play a role in setting salary levels. We do not apply specific formulas to determine changes in salaries. Instead, the salaries of our NEOs are reviewed on an annual basis by our CEO (other than his own salary, which is reviewed and determined by the Compensation Committee) and the Compensation Committee, based on their experience setting salary levels and in determining compensation for senior executives.

Fiscal 2017 Base Salaries

The Compensation Committee determined the fiscal 2017 base salary of each of our NEOs after considering market practice survey data of our peer group provided by Radford and the recommendations of Mr. Merritt, other than with respect to his own base salary. At the beginning of fiscal 2017, the Compensation Committee adjusted the base salaries for Messrs. Conte, Sommer and Stein to be competitive with market conditions and to recognize each individual’s outstanding performance. In addition, Mr. Merritt’s base salary increase reflects his promotion to CEO from senior vice president of field operations.

The table below sets forth the annual base salaries for our NEOs for fiscal 2017.

NEO	Base Salary	Percentage Increase from Fiscal 2016 Base Salary
Douglas Merritt	$450,000	38.5%
Richard Campione(1)	$400,000	N/A
David Conte	$360,000	9.1%
Steven Sommer	$330,000	13.8%
Susan St. Ledger(1)	$400,000	N/A
Leonard Stein	$330,000	15.8%

(1)	Mr. Campione and Ms. St. Ledger joined the Company on November 14, 2016 and May 2, 2016, respectively. The base salaries shown above are on an annualized basis.

Cash Bonuses

A key compensation objective is to have a significant portion of each NEO’s compensation tied to Company performance. To help accomplish this objective, we provide for annual performance-based cash bonus opportunities for our NEOs, based on achievement against corporate performance objectives established at the beginning of the fiscal year.

2017 Proxy Statement	33

EXECUTIVE COMPENSATION

At the beginning of fiscal 2017, our Board approved our fiscal 2017 operating plan, which included performance objectives that the Compensation Committee and Mr. Merritt used to design our NEOs’ cash bonus opportunity for fiscal 2017. Under our executive bonus plan, the Compensation Committee considered a number of factors in determining the performance objectives applicable to our NEOs’ cash bonus opportunities and determined that, as in prior years, revenue-related objectives for our NEOs continued to be appropriate and aligned to the Company’s growth strategy. The Compensation Committee, in an effort to continue to motivate Mr. Merritt and our other NEOs to further grow and develop our business, established performance objectives for fiscal 2017 that it considered aggressive and attainable only with focused effort and execution by our NEOs. These performance objectives were designed to drive increased revenues, which the Compensation Committee felt would increase stockholder value consistent with our overall growth strategy.

Fiscal 2017 Target Cash Bonus

As in prior years, the target annual cash bonus opportunities for our NEOs were generally expressed as a percentage of their respective base salaries. At the beginning of fiscal 2017, the Compensation Committee decided to maintain the percentages for our incumbent NEOs’ target bonus opportunities, except that Mr. Merritt’s target bonus had been lowered to reflect the change in his role from a sales executive to CEO in the fourth quarter of fiscal 2016. Although each incumbent NEO’s target bonus as a percentage of base salary remained the same or decreased in fiscal 2017, the base salary increases described above increased the cash amount of the target bonus opportunities for each of our incumbent NEOs. The table below shows the target bonus amount for each NEO as a percentage of base salary and as a corresponding cash amount:

NEO	Fiscal 2017 Target Bonus as a Percentage of Salary	Fiscal 2017 Target Bonus as a Cash Amount	Change from Fiscal 2016 Target Cash Bonus Amount
Douglas Merritt	100%	$450,000	25.9%
Richard Campione(1)	70%	$280,000	N/A
David Conte	70%	$252,000	9.1%
Steven Sommer	70%	$231,000	13.8%
Susan St. Ledger(2)	119%	$475,000	N/A
Leonard Stein	60%	$198,000	15.8%

(1)	Mr. Campione joined the Company on November 14, 2016. The target amounts shown above are on an annualized basis.
(2)	Ms. St. Ledger joined the Company on May 2, 2016. The target amounts shown above are on an annualized basis. Ms. St. Ledger’s total target bonus is comprised of two components: (a) $400,000, or 100% of her annualized base salary, which was based on achievement of the bookings target and subject to proration based on the number of days during fiscal 2017 Ms. St. Ledger was employed by the Company, and (b) $75,000, or 19% of her base salary, was based on achievement of individual qualitative performance measures, as discussed below, and was not subject to proration.

The target levels for the performance measures described below were set to be aggressive, yet achievable with diligent effort. As a result, the accelerator multiples, as set forth below, were significant, increasingly challenging and would yield above-target bonus payments based on the extent to which performance exceeded the target, with a cap of 200% for our non-sales executive NEOs and a cap of 300% for our sales executive NEO. Ms. St. Ledger’s target bonus opportunity was higher than the target bonus opportunities of our other NEOs due to the strong link between her job responsibilities and our sales quota achievement. This arrangement is consistent with market data, the incentive compensation opportunities for the top sales executives at our peer group companies and our growth strategy.

Our Non-Sales Executive NEOs. The target bonus opportunities for Messrs. Merritt, Campione, Conte, Sommer and Stein were based entirely on achievement of target revenues. The chart below outlines the bonus payout multiples relative to the target bonus opportunity, based on revenue achievement.

	Fiscal 2017 Revenues (in millions)	Bonus Payout Multiple Relative to Target
Max	$989 or more	200%
	$976	170%
	$963	135%
	$949	105%
	$936	102%
Target	$880	100%
	$854	75%
Threshold	$836	50%
	Less than $836	0%

Our Sales Executive NEO. The fiscal 2017 target bonus opportunity for Ms. St. Ledger was primarily based on achievement of target bookings measured for the period during which she worked at the Company in fiscal 2017, i.e., the fiscal second through fourth quarters 2017. In addition, a portion of her target bonus opportunity was based on achievement of individual qualitative performance measures, as discussed further below. The bookings target for our sales executive is not disclosed because we believe disclosure would be competitively harmful, as it would give our competitors insight into our strategic and financial planning process. The chart below presents certain tiers of the bonus payout multiples based on the percentage attainment of the bookings target.

Percentage Attainment of Target	Bonus Payout Multiple Relative to Target
127.6% or more	300%
123.0%	270%
117.0%	230%
112.4%	200%
109.4%	135%
106.3%	102%
100%	100%
97.0%	75%
95.0%	50%
Less than 95.0%	0%

34

EXECUTIVE COMPENSATION

A portion of Ms. St. Ledger’s fiscal 2017 target bonus was based on achievement of individual qualitative performance measures designed to measure how well she transitioned into her role as Chief Revenue Officer and accelerated the Company’s sales success. Such measures included an increase in the number of customers, deployment of programs that result in broad adoption of the Company’s products and services, an increase in revenue from outside the United States, continued increase in high quality partner velocity and contribution, and Ms. St. Ledger’s ability to successfully complete other projects and assignments that Mr. Merritt assigned. To determine the achievement of Ms. St. Ledger’s individual qualitative performance measures, at the end of our fiscal year, Mr. Merritt reviewed these measures in totality and made an initial assessment and recommendation to our Compensation Committee, which had the final authority to approve payments.

Fiscal 2017 Cash Bonus Payments

Our Non-Sales Executive NEOs. After the mid-point of fiscal 2017, the Compensation Committee, with input from our management team, reviewed our financial performance against the revenue target set forth in the individual compensation arrangements with Messrs. Merritt, Conte, Sommer and Stein, and determined that we achieved our semi-annual revenues target. Accordingly, the Compensation Committee approved semi-annual bonus payments of 50% of each of these NEO’s fiscal 2017 annual target bonus payments. Mr. Campione had not yet joined the Company and therefore did not receive a semi-annual bonus payment. After the conclusion of fiscal 2017, the Compensation Committee evaluated our performance against the revenue target. The Compensation Committee, with input from our management team, concluded that we had achieved revenues of $950.0 million, which represented a 42% increase from our fiscal 2016 revenue. In accordance with the payment accelerators under each NEO’s cash bonus arrangement, the Compensation Committee approved a bonus payment to each of Messrs. Merritt, Conte, Sommer and Stein in an amount that resulted in total fiscal 2017 bonus payments for each incumbent NEO equaling 106.7% of their respective target bonus amount. The Compensation Committee approved a bonus payment to Mr. Campione in a prorated amount that resulted in a total fiscal 2017 bonus payment equaling 106.7% of his prorated target bonus amount, based on the number of days Mr. Campione was employed by the Company.

Our Sales Executive NEO. After the mid-point of fiscal 2017, our Compensation Committee, with input from our management team, reviewed our financial performance against the bookings target set forth in the compensation arrangement with Ms. St. Ledger, and determined that we achieved our semi-annual bookings target. Accordingly, the Compensation Committee approved a semi-annual bonus payment of Ms. St. Ledger’s fiscal 2017 annual bookings-based target bonus prorated based on the number of days in the first half of fiscal 2017 Ms. St. Ledger was employed by the Company. After the conclusion of fiscal 2017, the Compensation Committee evaluated our performance against the bookings target and determined that we achieved approximately 102% of the target for the fiscal second through fourth quarters 2017. The Compensation Committee approved a bonus payment to Ms. St. Ledger in an amount that resulted in a total fiscal 2017 bonus payment equaling 100.7% of her prorated bookings-based target bonus amount. The Compensation Committee also evaluated Ms. St. Ledger’s achievement of the individual qualitative performance measures previously set for her, and determined that she met those objectives.

The chart below summarizes the target and total cash bonuses paid to our NEOs for fiscal 2017:

NEO	Fiscal 2017 Target Cash Bonus ($)		Fiscal 2017 Cash Bonus Paid ($)
Douglas Merritt	$450,000		$480,150
Richard Campione	$280,000	(1)	$64,663	(1)
David Conte	$252,000		$268,884
Steven Sommer	$231,000		$246,477
Susan St. Ledger	$475,000	(2)	$378,479	(2)
Leonard Stein	$198,000		$211,266

(1)	Mr. Campione joined the Company on November 14, 2016. The target amount shown above is on an annualized basis. The total paid amount shown above is the actual paid amount prorated based on the number of days in fiscal 2017 during which Mr. Campione was employed with us.
(2)	Ms. St. Ledger joined the Company on May 2, 2016. The target amount shown above is on an annualized basis, $400,000 of which was bookings-based and $75,000 of which was based on qualitative measures. The total paid amount shown above is the actual paid amount, with the bookings-based portion prorated based on the number of days in fiscal 2017 during Ms. St. Ledger was employed with us. Of such total amount paid, $303,479 is bookings-based and $75,000 is based on achievement of qualitative measures.

Long-Term Equity Compensation

Our corporate culture encourages a long-term focus by our executive officers, including our NEOs, as well as all our other employees. In keeping with this culture, our executive compensation program includes stock-based awards, the value of which depends on our stock performance and other performance measures, to achieve strong long-term performance.

These stock-based awards consist of time-based RSUs and performance-based PSUs granted to our executive officers. RSUs offer predictable value delivery to our executive officers while promoting alignment of their interests with the long-term interests of our stockholders in a manner consistent with peer company compensation practices. PSUs further align our executive officers’ pay to our Company’s financial performance based on specific financial performance metrics. Together, RSUs and PSUs are important tools to motivate and retain our highly sought after executive officers since the value of the awards is delivered to our executive officers over a four-year period subject to continued service. Going forward, we may introduce other forms of equity awards to our executive officers, including our NEOs, to continue strong alignment of their interests with the interests of our stockholders.

2017 Proxy Statement	35

EXECUTIVE COMPENSATION

The Compensation Committee, in consultation with our CEO (other than with respect to himself), determines the size, mix, material terms and metrics (in the case of PSUs) of equity awards granted to our executive officers, taking into account the role and responsibility of each executive officer, competitive factors including competition for technology executives, peer group data provided by Radford, the size and value of long-term equity compensation already held by each executive officer and the vested percentage, the total target cash compensation opportunity for each executive officer, individual performance and retention objectives.

Fiscal 2017 Equity Awards

In March 2016, the Compensation Committee granted a promotion equity award package of RSUs and PSUs to Mr. Merritt totaling 155,000 shares (75% PSUs and 25% RSUs), which included 130,000 shares from his promotion offer letter and 25,000 shares in recognition of strong fourth quarter and fiscal 2016 results, a successful CEO transition and Mr. Merritt’s continued dual role as both CEO and head of field operations. Also in March 2016, the Compensation Committee granted RSUs and PSUs to each of our other incumbent NEOs, Messrs. Conte, Sommer and Stein, after reviewing the equity compensation for such NEOs to assess whether each NEO was properly incentivized and rewarded. Ms. St. Ledger was granted new hire RSUs and PSUs in connection with her hiring in May 2016. In addition to the factors described above, the goal of attracting Ms. St. Ledger to the Company from one of the largest software companies in the Bay Area in a highly competitive environment factored heavily into the determination of the amounts of her new hire awards. Mr. Campione was granted RSUs in connection with his hiring in November 2016. Given the timing of Mr. Campione’s start date, Mr. Campione did not receive any fiscal 2017 PSUs. Each of these decisions was made in consultation with Radford. Details relating to the RSUs and PSUs granted to each NEO in fiscal 2017, including the number of PSUs earned, are shown below.

NEO	Nature of Fiscal 2017 Equity Awards	Percentage of Fiscal 2017 Equity Awards as RSUs	Fiscal 2017 RSUs (number of shares)	Percentage of Fiscal 2017 Equity Awards as PSUs	Fiscal 2017 Target PSUs (number of shares)	Fiscal 2017 Earned PSUs (number of shares)
Douglas Merritt	Promotion	25%	38,750	75%	116,250	103,636
Richard Campione	New Hire	100%	100,000	0%	0	0
David Conte	Annual Refresh	40%	36,000	60%	54,000	48,141
Steven Sommer	Annual Refresh	40%	22,000	60%	33,000	29,419
Susan St. Ledger	New Hire	40%	68,000	60%	102,000	90,933
Leonard Stein	Annual Refresh	40%	22,000	60%	33,000	29,419

The RSUs granted to Mr. Merritt vest over four years with 30% vesting on March 10, 2017, and 70% vesting quarterly thereafter over the remaining three years, subject to Mr. Merritt’s continued service with us. The RSUs granted to the other NEOs vest over four years with 25% vesting approximately one year after the grant date, and 75% vesting quarterly thereafter over the remaining three years, subject to the NEO’s continued service with us. Mr. Merritt’s RSUs vest in an additional 5% on the initial vesting date as compared to the other NEOs because the vesting of his award was measured from his actual promotion effective date, which was approximately four months before the grant date.

36

EXECUTIVE COMPENSATION

Below is a summary of the primary features of the fiscal 2017 PSUs, along with the rationale for our approach. Our fiscal 2017 PSU program structure is substantially the same as our inaugural fiscal 2016 PSU program, but with an increase in the percentage of PSUs granted relative to RSUs from 50% PSUs and 50% RSUs in fiscal 2016 to 60% PSUs and 40% RSUs in fiscal 2017 for annual refresh awards as shown above. The decision to increase the proportion of PSUs was made in part due to stockholder feedback and our focus on long-term performance-based compensation.

PSU Feature	Our Approach	Our Rationale
Performance Metrics	●Two equally weighted metrics—50% based on revenues and 50% based on operating cash flow percentage relative to revenue growth rate
●Motivate and incentivize our executives to drive top-line growth in our business while maintaining fiscal discipline to generate positive cash flow to sustain and grow our Company
●Use of revenues as both a PSU metric and a cash bonus plan metric further underscores the importance of top-line growth to our overall strategy and our investors’ expectations
●Use of operating cash flow as a PSU metric reflects disciplined execution of our business objectives
●Belief that our strategy of investing in our business for growth is appropriate given the significant market opportunity available to us
●As our business matures and financial results become more predictable, we intend to consider different and longer-term metrics that continue to align with our stockholders’ interests

Performance Targets
●Revenues target set based on growth expectations at the beginning of fiscal 2017 for fiscal 2017
●Operating cash flow percentage set based on expectations for such metric and mapped against revenue growth

●Align the interests of our executives with those of our stockholders through performance targets that correlate with the steep trajectory of our top-line growth and operating performance based on growth expectations
●Minimum and maximum targets appropriately reward our executives for under or over-achievement of these targets

Performance Period	●One-year performance period, fiscal 2017 ●PSUs will not fully vest until approximately four years after date of grant, thus placing PSUs at-risk for a prolonged period
●Steep trajectory of our top-line growth makes longer term measurements difficult
●High volatility and sensitivity of our stock price to factors unrelated to Company performance
●Our historical financial outperformance
●Risk of setting inappropriate targets that may not align with our stockholders’ interests if we were to project more than one year in advance

Vesting Schedule
●25% of earned PSUs vested shortly following the end of the performance period and approval of the Company’s fiscal 2017 audited financial statements, except for any earned PSUs held by Mr. Merritt, vested 30% due to his awards being granted approximately four months after his actual promotion effective date
●Remainder will vest quarterly over the next three years, so long as the executive continues to be a service provider through each vesting date
●Time-based vesting schedule for 75% of earned PSUs, or 70% in the case of Mr. Merritt, provides additional long-term retention incentives

For the PSUs, the target number of shares represents the number of shares eligible to be earned and subsequently vest upon achievement of target performance on both the revenues metric and the operating cash flow percentage relative to revenue growth rate metric for fiscal 2017. Each metric is weighted equally. In fiscal 2017, we achieved revenues of $950.0 million, representing a 42% growth rate from our fiscal 2016 revenues achievement, and operating cash flow of $201.8 million, or 21.2% of revenues. Based on such achievement, and in accordance with the payout multiples outlined below, the Compensation Committee determined that 89.15% of each NEO’s target PSUs was earned.

2017 Proxy Statement	37

EXECUTIVE COMPENSATION

The chart below outlines the revenues metric payout multiples relative to target.

	Fiscal 2017 Revenues (in millions)	Payout Multiple Relative to Target
Max	$989 or more	200%
	$976	170%
	$963	135%
	$949	105%
	$936	102%
Target	$880	100%
	$854	75%
Threshold	$836	50%
	Less than $836	0%

The chart below outlines the operating cash flow metric payout multiples relative to target.

	Fiscal 2017 Operating Cash Flow Percentage of Revenue		Fiscal 2017 Revenue Growth Rate	Payout Multiple Relative to Target
Max	24.5%	and	48%	200%
Target	23%	and	32%	100%
Threshold	21%	and	25%	50%
	Less than 21%	or	Less than 25%	0%

Severance and Change in Control-Related Benefits

Our offer letters with our NEOs provide certain protections in the event of their termination of employment under specified circumstances, including following a change in control of our Company. We believe that these protections serve our retention objectives by helping our NEOs maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company. The terms of these letters and amendments were determined after review by the Compensation Committee and our Board of our retention goals for each executive. The material terms of these benefits as of January 31, 2017 are described below.

Triggering Event(s)	Benefits

Three months after signing of a definitive agreement that ultimately results in a change of control or 12 months after a change in control

AND

Employment is terminated without cause or NEO resigns for good reason

●A lump sum payment equal to 12 months of NEO’s then-current base salary (18 months, in the case of our CEO), plus a pro-rated portion of NEO’s annual target bonus for the year of termination (18 months of annual target bonus plus a pro-rated portion of annual target bonus for the year of termination, in the case of our CEO);
●Payment by us for up to 12 months of COBRA premiums to continue health insurance coverage for NEO and eligible dependents (18 months, in the case of our CEO), or a lump sum payment of $24,000 ($36,000, in the case of our CEO) if paying for COBRA premiums would result in an excise tax to us;
●100% accelerated vesting of NEO’s outstanding equity awards; and
●Six-month post-termination exercise period for NEO’s outstanding options;
In each case subject to NEO timely signing a release of claims.

Employment is terminated without cause (other than in connection with a change in control)
●A lump sum payment equal to six months of NEO’s then-current base salary (12 months, in the case of our CEO), plus a pro-rated portion of NEO’s annual target bonus for the year of termination;
●Payment by us for up to six months of COBRA premiums to continue health insurance coverage for NEO and eligible dependents (12 months, in the case of our CEO), or a lump sum payment of $12,000 ($24,000, in the case of our CEO) if paying for COBRA premiums would result in an excise tax to us;
●Six months accelerated vesting of NEO’s outstanding equity awards (12 months, in the case of our CEO); and
●Six-month post-termination exercise period for NEO’s outstanding options;
In each case subject to NEO timely signing a release of claims.

OTHER COMPENSATION POLICIES AND INFORMATION

Employee Benefits and Perquisites

We provide employee benefits to all eligible employees in the United States, including our NEOs, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs.

We have special long-term disability coverage for our executive officers, including our NEOs, who are eligible for disability coverage until approximately age 66 if they cannot return to their occupation. We pay for spousal travel expenses and tax gross-ups associated with certain of our NEOs’ attendance at our annual sales achievement event.

38

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

Our Board believes that our directors and executive officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Therefore, our Board has adopted stock ownership guidelines. Under the guidelines, our officers who report directly to the CEO are required to achieve these ownership levels within five years of the later of September 9, 2014 (the date our stock ownership guidelines were adopted) or such executive officer’s hire, appointment to a position with a higher ownership requirement, or election date, as applicable, at the following levels:

●	Our CEO must own the lesser of (i) Company stock with a value of five times his or her annual base salary or (ii) 30,000 shares; and
●	Each executive officer must own the lesser of (i) Company stock with a value of his or her annual base salary or (ii) 8,000 shares.

The salary multiples above are consistent with current market practices, and the alternative share number thresholds are intended to provide our officers with certainty as to whether the guidelines are met, regardless of our then-current stock price.

As of the end of fiscal 2017, all of our NEOs have met and exceeded, or are on track to meet and exceed, these guidelines at their current rate of stock accumulations in the time frames set out in the guidelines.

See “Corporate Governance at Splunk—Non-Employee Director Compensation—Stock Ownership Guidelines” for information about the guidelines applicable to our directors.

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of cash performance-based incentive compensation paid by the Company as well as performance-based equity awards, including PSUs. The Clawback Policy applies to our CEO and to all officers who report directly to the CEO, including our NEOs. The Clawback Policy provides that if (i) the Company restates its financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of specific financial results paid to a participant would have been less if the financial statements had been correct; (iii) no more than two years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) the Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct by such participant caused the material error and it would be in the best interests of the Company to seek from such participant recovery of the excess compensation, then the Compensation Committee may, in its sole discretion, seek from such participant repayment to the Company.

Stock Trading Practices; Hedging and Pledging Policy

We maintain an Insider Trading Policy that, among other things, prohibits our officers, including our NEOs, directors and employees from trading during quarterly and special blackout periods. We prohibit short sales, hedging and similar transactions designed to decrease the risks associated with holding the Company’s securities, as well as pledging the Company’s securities as collateral for loans and transactions involving derivative securities relating to our common stock. Our Insider Trading Policy also requires that all directors and all officers who report directly to the CEO, including our NEOs, pre-clear with our legal department any proposed open market transactions.

Further, we have adopted Rule 10b5-1 Trading Plan Guidelines that permit our directors and certain employees, including our NEOs, to adopt Rule 10b5-1 trading plans (“10b5-1 plans”). Under our 10b5-1 Trading Plan Guidelines, 10b5-1 plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the Company. The first trade under a 10b5-1 plan may not occur until the completion of the next quarterly blackout period following the adoption or modification of the 10b5-1 plan, as applicable.

Impact of Accounting and Tax Requirements on Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and to certain other highly compensated officers. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of Section 162(m).

We have not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our NEOs and do not currently have any immediate plans to do so. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent. The Compensation Committee intends to continue to compensate our NEOs in a manner consistent with the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

2017 Proxy Statement	39

EXECUTIVE COMPENSATION

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an NEO is required to render service in exchange for the option or other award.

For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.

Compensation Risk Assessment

The Compensation Committee, with the assistance of Radford, assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, the Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that could have a material adverse effect on us in the future.

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation that we paid to or was earned by each of our NEOs for the fiscal years ended January 31, 2017, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Douglas Merritt(2)	2017	450,000		7,145,500		—	480,150		38,545	(3)	8,114,195
President, CEO	2016	325,000		2,473,200		—	738,526		36,952	(4)	3,573,678
and Director	2015	227,803	(5)	6,477,000		—	559,465	(5)	5,000	(6)	7,041,465
Richard Campione	2017	86,364	(7)	5,627,000		—	64,663	(7)	—		5,778,027
Senior Vice President,
Chief Product Officer
David Conte	2017	360,000		4,214,700		—	268,884		5,000	(8)	4,848,584
Senior Vice President and	2016	330,000		3,091,500		—	462,000		6,000	(9)	3,889,500
Chief Financial Officer	2015	315,000		—	(10)	—	418,509		5,000	(6)	738,509
Steven Sommer	2017	321,250		2,575,650		—	246,477		5,000	(8)	3,148,377
Senior Vice President, Marketing and	2016	290,000		2,473,200		—	406,000		6,000	(9)	3,175,200
Former Chief Marketing Officer	2015	270,000		—	(10)	—	358,722		5,000	(6)	633,722
Susan St. Ledger	2017	300,000	(11)	10,123,500		—	378,479	(11)	11,554	(3)	10,813,533
Senior Vice President,
Chief Revenue Officer
Leonard Stein	2017	330,000		2,575,650		—	211,266		5,000	(8)	3,121,916
Senior Vice President,	2016	285,000		2,473,200		—	342,000		6,000	(9)	3,106,200
General Counsel and Secretary

(1)	The amounts reported in the Stock Awards column reflects the aggregate grant date fair value of the RSUs granted to our NEOs in fiscal 2017, fiscal 2016 and fiscal 2015 and the PSUs granted to our NEOs in fiscal 2017 and fiscal 2016, as computed in accordance with ASC Topic 718. The estimated fair value of PSUs is calculated based on the probable outcome of the performance measures for the applicable performance period as of the date on which the PSUs are granted for accounting purposes. This estimated fair value for PSUs is different from (and lower than) the maximum value of PSUs set forth below. These amounts do not necessarily correspond to the actual value recognized by our NEOs. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

40

EXECUTIVE COMPENSATION

Assuming the highest level of performance is achieved under the applicable performance measures for the fiscal 2017 PSUs, the maximum possible value of the fiscal 2017 PSUs using the fair value of our common stock on the date that such awards were granted for accounting purposes is presented below:

Name	Maximum Value of Fiscal 2017 PSUs (as of Grant Date for Accounting Purposes) ($)
Douglas Merritt	10,718,250
Richard Campione	—
David Conte	5,057,640
Steven Sommer	3,090,780
Susan St. Ledger	12,148,200
Leonard Stein	3,090,780

(2)	Mr. Merritt was appointed President and CEO, effective as of November 19, 2015. Through fiscal 2016, Mr. Merritt continued to receive his pre-CEO transition compensation as our former Senior Vice President, Field Operations; it was not until fiscal 2017, two months after his appointment, that he began receiving his CEO compensation package.
(3)	For Mr. Merritt, this amount represents $24,676 in tax gross-ups and $6,922 in spousal travel expenses, each associated with attendance at our annual sales achievement event; a discretionary contribution of $5,000 to Mr. Merritt’s 401(k) plan account, which contribution was made to all eligible participants; and a premium payment of $1,947 for long-term disability benefits. For Ms. St. Ledger, this amount represents $6,057 in tax gross-ups associated with attendance at our annual sales achievement event; a discretionary contribution of $5,000 to Ms. St. Ledger’s 401(k) plan account, which contribution was made to all eligible participants; and a premium payment of $497 for long-term disability benefits.
(4)	This amount represents $22,399 in tax gross-ups and $6,606 in spousal travel expenses, each associated with attendance at our annual sales achievement event; a discretionary contribution of $6,000 to Mr. Merritt’s 401(k) plan account, which contribution was made to all eligible participants; and a premium payment of $1,947 for long-term disability benefits.
(5)	Mr. Merritt joined the Company on May 7, 2014. The salary and non-equity incentive plan compensation amounts for Mr. Merritt are prorated based on the number of days in fiscal 2015 during which he was employed with us.
(6)	For fiscal 2015, we made a discretionary contribution to the 401(k) plan accounts of all eligible participants in the amount of $5,000 each.
(7)	Mr. Campione joined the Company on November 14, 2016. The salary and non-equity incentive plan compensation amounts for Mr. Campione are prorated based on the number of days in fiscal 2017 during which he was employed with us.
(8)	For fiscal 2017, we made a discretionary contribution to the 401(k) plan accounts of all eligible participants in the amount of $5,000 each.
(9)	For fiscal 2016, we made a discretionary contribution to the 401(k) plan accounts of all eligible participants in the amount of $6,000 each.
(10)	Fiscal 2015 served as a transition year in our shift towards making all equity compensation decisions at the beginning of each fiscal year rather than at the end, which aligned the timing with that of our cash compensation decisions. Other than with respect to Mr. Merritt who received equity awards in connection with his hiring in fiscal 2015, we did not grant any equity awards to our executive officers in fiscal 2015.
(11)	Ms. St. Ledger joined the Company on May 2, 2016. The salary and non-equity incentive plan compensation amounts for Ms. St. Ledger are prorated based on the number of days in fiscal 2017 during which she was employed with us.

2017 Proxy Statement	41

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for Fiscal 2017

The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during fiscal 2017. This information supplements the information about these awards set forth in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas Merritt	—	225,000	450,000	900,000	—	—	—	—	—
RSUs	3/10/2016	—	—	—	—	—	—	38,750	1,786,375
PSUs	3/10/2016	—	—	—	58,125	116,250	232,500	—	5,359,125
Richard Campione	—	140,000	280,000	560,000	—	—	—	—	—
RSUs	12/7/2016	—	—	—	—	—	—	100,000	5,627,000
David Conte	—	126,000	252,000	504,000	—	—	—	—	—
RSUs	3/9/2016	—	—	—	—	—	—	36,000	1,685,880
PSUs	3/9/2016	—	—	—	27,000	54,000	108,000	—	2,528,820
Steven Sommer	—	115,500	231,000	462,000	—	—	—	—	—
RSUs	3/9/2016	—	—	—	—	—	—	22,000	1,030,260
PSUs	3/9/2016	—	—	—	16,500	33,000	66,000	—	1,545,390
Susan St. Ledger	—	200,000	400,000	1,200,000	—	—	—	—	—
RSUs	6/8/2016	—	—	—	—	—	—	68,000	4,049,400
PSUs	6/8/2016	—	—	—	51,000	102,000	204,000	—	6,074,100
Leonard Stein	—	99,000	198,000	396,000	—	—	—	—	—
RSUs	3/9/2016	—	—	—	—	—	—	22,000	1,030,260
PSUs	3/9/2016	—	—	—	16,500	33,000	66,000	—	1,545,390

(1)	Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive compensation opportunities under each NEO’s individual compensation arrangement. Payments under these plans are subject to a threshold limitation based on achieving at least 95% of the target corporate performance objective. Target payment amounts assume achievement of 100% of the target corporate performance objective. Payments to Messrs. Merritt, Campione, Conte, Sommer and Stein under these plans are subject to a maximum payment of 200% based on achievement of 112% or more of the target corporate performance objective. Bookings-based payments to Ms. St. Ledger were capped at a maximum of 300% for achievement of 127.6% or greater of target corporate performance objective. The actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in “Compensation Discussion and Analysis—Discussion of Our Fiscal 2017 Executive Compensation Program—Components of Compensation Program and Fiscal 2017 Compensation— Cash Bonuses” above.
(2)	Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns relate to estimated payouts of the fiscal 2017 PSUs. The amounts shown in the Threshold column reflect the number of shares if the minimum revenues metric and operating cash flow metric are met, and are 50% of the amounts shown under the Target column. The amounts shown in the Target column reflect the number of shares if the revenues metric and operating cash flow metric are at target. The amounts shown in the Maximum column reflect the number of shares if the maximum revenues metric and operating cash flow metric are met or exceeded, and are 200% of the amounts shown under the Target column. The PSUs vest over four years, subject to continued service to us. For Mr. Merritt, 30% of the PSUs vested on March 29, 2017 (due to his awards being granted approximately four months after his actual promotion effective date) and 5.83% vest quarterly thereafter, beginning on June 10, 2017, over the remaining three years. For Messrs. Conte, Sommer and Stein, one-fourth of the PSUs vest on March 29, 2017 and 1/16th vest quarterly thereafter, beginning on June 10, 2017, over the remaining three years. For Ms. St. Ledger, one-fourth of the PSUs vest on June 10, 2017 and 1/16th vest quarterly thereafter, beginning on September 10, 2017, over the remaining three years.
(3)	The RSUs vest over four years, with one-fourth of the RSUs vesting one year following the vesting commencement date and 1/16th vesting quarterly thereafter over the remaining three years, subject to continued service to us.
(4)	The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and PSUs granted to our NEOs in fiscal 2017 as computed in accordance with ASC Topic 718. The estimated fair value of PSUs was calculated based on the probable outcome of the performance measures for the fiscal 2017 performance period as of the date on which the PSUs were granted for accounting purposes. These amounts do not necessarily correspond to the actual value recognized by NEOs. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

42

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table sets forth information concerning outstanding equity awards held by our NEOs as of January 31, 2017.

		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Douglas Merritt	06/10/2014	—		—	—	—	56,250	(2)	3,254,625	—		—
	03/10/2015	—		—	—	—	11,250	(2)	650,925	—		—
	03/10/2015	—		—	—	—	20,250	(3)	1,171,665	—		—
	03/10/2016	—		—	—	—	38,750	(2)	2,242,075	—		—
	03/10/2016	—		—	—	—	—		—	103,636	(4)	5,996,379
Richard Campione	12/10/2016	—		—	—	—	100,000	(2)	5,786,000	—		—
David Conte	12/15/2011	12,206	(5)	—	4.82	12/14/2021	—		—	—		—
	12/10/2013	—		—	—	—	20,000	(2)	1,157,200	—		—
	03/10/2015	—		—	—	—	14,063	(2)	813,685	—		—
	03/10/2015	—		—	—	—	25,313	(3)	1,464,610	—		—
	03/10/2016	—		—	—	—	36,000	(2)	2,082,960	—		—
	03/10/2016	—		—	—	—	—		—	48,141	(4)	2,785,438
Steven Sommer	12/10/2013	—		—	—	—	20,000	(2)	1,157,200	—		—
	03/10/2015	—		—	—	—	11,250	(2)	650,925	—		—
	03/10/2015	—		—	—	—	20,250	(3)	1,171,665	—		—
	03/10/2016	—		—	—	—	22,000	(2)	1,272,920	—		—
	03/10/2016	—		—	—	—	—		—	29,419	(4)	1,702,183
Susan St. Ledger	06/10/2016	—		—	—	—	68,000	(2)	3,934,480	—		—
	06/10/2016	—		—	—	—	—		—	90,933	(4)	5,261,383
Leonard Stein	12/10/2013	—		—	—	—	13,750	(2)	795,575	—		—
	03/10/2015	—		—	—	—	11,250	(2)	650,925	—		—
	03/10/2015	—		—	—	—	20,250	(3)	1,171,665	—		—
	03/10/2016	—		—	—	—	22,000	(2)	1,272,920	—		—
	03/10/2016	—		—	—	—	—		—	29,419	(4)	1,702,183

(1)	Market Value is calculated based on the closing price of our common stock on The NASDAQ Global Select Market on January 31, 2017 (the last trading day of our fiscal year), which was $57.86.
(2)	The RSUs vest over four years, with one-fourth of the RSUs vesting one year following the vesting commencement date and 1/16th vesting quarterly thereafter over the remaining three years, subject to continued service to us.
(3)	Earned in connection with achievement of 180% of the target performance measures with respect to the fiscal 2016 PSU performance period; one-fourth vesting on March 30, 2016 and 1/16th vesting quarterly thereafter, beginning on June 10, 2016, over the remaining three years, subject to continued service to us.
(4)	On March 29, 2017, 89.15% of each NEO’s target fiscal 2017 PSUs were deemed earned based upon our fiscal 2017 financial results. Actual award amounts earned were 103,636, 48,141, 29,419, 29,419 and 90,933 shares for each of Messrs. Merritt, Conte, Sommer, Stein and Ms. St. Ledger, respectively. The PSUs vest over four years, subject to continued service to us. For Mr. Merritt, 30% of the PSUs vested on March 29, 2017 and 5.83% vest quarterly thereafter, beginning on June 10, 2017, over the remaining three years. For Messrs. Conte, Sommer and Stein, one-fourth of the PSUs vested on March 29, 2017 and 1/16th vest quarterly thereafter, beginning on June 10, 2017, over the remaining three years. For Ms. St. Ledger, one-fourth of the PSUs vest on June 10, 2017 and 1/16th vest quarterly thereafter, beginning on September 10, 2017, over the remaining three years.
(5)	The stock option is fully vested and immediately exercisable.

2017 Proxy Statement	43

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2017

The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of RSUs during fiscal 2017 by each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Douglas Merritt	—	—	62,000	3,321,540
Richard Campione	—	—	—	—
David Conte	—	—	60,624	3,229,485
Steven Sommer	—	—	59,500	3,184,890
Susan St. Ledger	—	—	—	—
Leonard Stein	—	—	48,250	2,569,968

(1)	The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on each vesting date.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our NEOs participated in a nonqualified deferred compensation plan during fiscal 2017.

Executive Employment Arrangements

The initial terms and conditions of employment for each of our named executive officers are set forth in written executive employment offer letters. The letters for Messrs. Merritt, Conte, Sommer and Stein were negotiated on our behalf by Mr. Sullivan, our then CEO. The letters for Mr. Campione and Ms. St. Ledger were negotiated on our behalf by Mr. Merritt. All of the employment offer letters were negotiated with the oversight and approval of our Board or Compensation Committee. Each of the employment offer letters with our NEOs sets forth the terms and conditions of such executive’s employment with us and provides for severance and change in control benefits, as described above under “Compensation Discussion and Analysis—Discussion of Our Fiscal 2017 Executive Compensation Program—Components of Compensation Program and Fiscal 2017 Compensation—Severance and Change in Control-Related Benefits.”

Douglas Merritt

We entered into an initial employment offer letter dated April 7, 2014 with Mr. Merritt, our former Senior Vice President, Field Operations. We subsequently entered into a revised employment offer letter dated November 16, 2015 with Mr. Merritt in connection with his appointment as our President and CEO. This letter supersedes the terms of his original employment offer letter. Mr. Merritt’s current base salary for fiscal 2018 is $475,000 and his annual target cash bonus is 100% of his base salary.

Richard Campione

We entered into an employment offer letter dated October 12, 2016 with Mr. Campione, our Senior Vice President, Chief Product Officer. Mr. Campione’s current base salary for fiscal 2018 is $400,000 and his annual target cash bonus is 70% of his base salary.

David Conte

We entered into an initial employment offer letter dated June 30, 2011 with Mr. Conte, our Senior Vice President and Chief Financial Officer. We subsequently entered into a revised employment offer letter dated January 11, 2012 with Mr. Conte. This letter supersedes the terms of his original employment offer letter. Mr. Conte’s current base salary for fiscal 2018 is $385,000 and his annual target cash bonus is 80% of his base salary.

Steven Sommer

We entered into an initial employment offer letter dated June 4, 2008 with Mr. Sommer, our Senior Vice President, Marketing and former Chief Marketing Officer. We subsequently entered into a revised employment offer letter dated January 19, 2012 with Mr. Sommer. We subsequently entered into a transition letter agreement dated July 27, 2016 with Mr. Sommer in connection with his retirement as an executive officer and employee of the Company. This letter supersedes the terms of his revised employment offer letter and provides that Mr. Sommer will continue to receive his then current salary through September 15, 2017 and remained eligible to participate in the Company’s Executive Bonus Plan until February 1, 2017. Mr. Sommer’s existing equity grants will continue to vest so long as he continues to provide services to the Company.

Susan St. Ledger

We entered into an employment offer letter dated March 3, 2016 with Ms. St. Ledger, our Senior Vice President, Chief Revenue Officer. Ms. St. Ledger’s current base salary for fiscal 2018 is $420,000 and her annual target cash bonus is 100% of her base salary.

44

EXECUTIVE COMPENSATION

Leonard Stein

We entered into an initial employment offer letter dated March 28, 2011 with Mr. Stein, our Senior Vice President, General Counsel and Secretary. We subsequently entered into a revised employment offer letter dated January 11, 2012 with Mr. Stein. This letter supersedes the terms of his original employment offer letter. Mr. Stein’s current base salary for fiscal 2018 is $355,000 and his annual target cash bonus is 60% of his base salary.

Potential Payments Upon Termination or Upon Termination In Connection With a Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below, assuming that the triggering event took place on January 31, 2017.

NEO	Termination Without Cause ($)	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control ($)(1)
Douglas Merritt
Severance payment(2)	900,000	1,350,000
Continued health coverage	25,746	38,620
Accelerated vesting(3)	6,892,978	13,315,669
Total:	7,818,724	14,704,289
Richard Campione
Severance payment(2)	340,000	680,000
Continued health coverage	12,873	25,746
Accelerated vesting(3)	—	5,786,000
Total:	352,873	6,491,746
David Conte
Severance payment(2)	306,000	612,000
Continued health coverage	12,873	25,746
Accelerated vesting(3)	2,606,246	8,303,894
Total:	2,925,119	8,941,640
Steven Sommer
Severance payment(2)	280,500	561,000
Continued health coverage	7,933	15,867
Accelerated vesting(3)	1,913,314	5,954,893
Total:	2,201,747	6,531,760
Susan St. Ledger
Severance payment(2)	437,500	875,000
Continued health coverage	4,095	8,189
Accelerated vesting(3)	2,298,951	9,195,863
Total:	2,740,546	10,079,052
Leonard Stein
Severance payment(2)	264,000	528,000
Continued health coverage	12,873	25,746
Accelerated vesting(3)	1,732,502	5,593,268
Total:	2,009,375	6,147,014

(1)	A qualifying termination of employment is considered “in connection with a change in control” if such termination occurs within the period commencing three months before and ending 12 months after a “change in control.”
(2)	This represents the sum of each NEO’s base salary plus target bonus amounts, in each case, as was in effect as of January 31, 2017.
(3)	For purposes of valuing accelerated vesting, the values indicated in the table are calculated as follows: (i) with respect to stock options, as the aggregate difference between the fair market value of a share of our common stock underlying the option on January 31, 2017 (the last trading day of our fiscal year) and the exercise price of the applicable option, multiplied by the number of unvested shares accelerated, (ii) with respect to RSUs, as the fair market value of a share of our common stock on January 31, 2017 multiplied by the number of unvested RSUs accelerated, and (iii) with respect to PSUs, as the fair market value of a share of our common stock on January 31, 2017 multiplied by the earned amounts of the fiscal 2017 PSUs (89.15% of each NEO’s target fiscal 2017 PSUs) as deemed earned on March 29, 2017.

2017 Proxy Statement	45

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information as of January 31, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	15,982,308	4.67	19,523,986
Equity compensation plans not approved by stockholders	—	—	—
Total	15,982,308	4.67	19,523,986

(1)	Includes the following plans: 2012 Equity Incentive Plan (“2012 Plan”), 2003 Equity Incentive Plan and 2012 Employee Stock Purchase Plan (“2012 ESPP”). Our 2012 Plan provides that on the first day of each fiscal year, the number of shares authorized for issuance under the 2012 Plan is automatically increased by a number equal to the least of (i) ten million (10,000,000) shares of common stock, (ii) five percent (5%) of the aggregate number of shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such number of shares of common stock that may be determined by our Board. Our 2012 ESPP provides that on the first day of each fiscal year, the number of shares authorized for issuance under the 2012 ESPP is automatically increased by a number equal to the least of (i) four million (4,000,000) shares of common stock, (ii) two percent (2%) of the aggregate number of outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (iii) an amount determined by our Board or any committee designated by the Board to administer the 2012 ESPP.
(2)	Does not include shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

46

STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 31, 2017 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us. For our 5% stockholders, to the extent we did not have more recent information, we relied upon such stockholders’ most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act as noted below. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 138,334,075 shares of common stock outstanding at March 31, 2017. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of such person or entity, we deemed to be outstanding all shares of common stock subject to shares held by the person that are currently exercisable or exercisable (or issuable upon vesting of RSUs) within 60 days of March 31, 2017. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated in their respective footnote, the address of each beneficial owner listed in the table below is c/o Splunk Inc., 270 Brannan Street, San Francisco, California 94107.

	Number of Shares	Percent of Shares Outstanding
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	12,732,080	9.2%
Jennison Associates LLC(2)	11,806,045	8.5%
The Vanguard Group, Inc.(3)	10,320,941	7.5%
Sands Capital Management, LLC(4)	10,086,257	7.3%
Columbia Threadneedle Investments(5)	6,933,659	5.0%
Named Executive Officers and Directors:
Douglas Merritt	39,609	*
Richard Campione	—	*
David Conte(6)	81,742	*
Steven Sommer	75,279	*
Susan St. Ledger	431	*
Leonard Stein	18,024	*
Mark Carges	9,396	*
Amy Chang(7)	7,724	*
John Connors	102,234	*
David Hornik	12,740	*
Patricia Morrison	20,873	*
Thomas Neustaetter	8,179	*
Stephen Newberry	26,171	*
Graham Smith	56,740	*
Godfrey Sullivan(8)	1,606,735	1.2%
All executive officers and directors as a group (14 persons)(9)	1,990,598	1.43%

*	Represents beneficial ownership of less than one percent (1%).

2017 Proxy Statement	47

STOCK OWNERSHIP INFORMATION

(1)	As of December 31, 2016, the reporting date of T. Rowe Price Associates, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 7, 2017, T. Rowe Price Associates, Inc. (“Price Associates”), in its capacity as an investment adviser, has sole voting power with respect to 4,330,425 shares and sole dispositive power with respect to 12,732,080 shares reported as beneficially owned. Securities are beneficially owned by clients of Price Associates. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(2)	As of December 31, 2016, the reporting date of Jennison Associates LLC’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 3, 2017, Jennison Associates LLC (“Jennison”), in its capacity as investment adviser to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”), has sole voting power with respect to 6,845,008 shares and shared dispositive power with respect to 11,806,045 shares reported as beneficially owned. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of the equity interests of Jennison, and as a result, Prudential may be deemed to have the power to exercise or to direct the exercise of the voting and/or dispositive power that Jennison may have with respect to the shares held by the Managed Portfolios. Jennison does not file jointly with Prudential and, as such, shares of our common stock reported on Jennison’s Schedule 13G, as amended, may be included in the shares reported in the Schedule 13G, as amended, filed by Prudential. The address for Jennison is 466 Lexington Avenue, New York, NY 10017. Prudential also filed a Schedule 13G, as amended, with the SEC on January 24, 2017, in which it disclosed beneficial ownership of 11,817,774 shares of our common stock. The address for Prudential is 751 Broad Street, Newark, NJ 07102.
(3)	As of December 31, 2016, the reporting date of The Vanguard Group’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 9, 2017, The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment advisor, has sole voting power with respect to 106,701 shares, shared voting power with respect to 23,640 shares, sole dispositive power with respect to 10,187,100 shares, and shared dispositive power with respect to 133,841 shares reported as beneficially owned. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 70,501 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard is the beneficial owner of 99,540 shares as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	As of December 31, 2016, the reporting date of Sands Capital Management, LLC’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 14, 2016, Sands Capital Management, LLC (“Sands”), in its capacity as an investment adviser, has sole voting power with respect to 7,520,817 shares and sole dispositive power with respect to 10,086,257 shares reported as beneficially owned. Securities are beneficially owned by clients of Sands. Sands clients include pension plans, endowments, foundations, corporations, mutual funds, charities, state and municipal government entities, Taft-Hartley plans, private investment funds, families and individuals, among other types. The address for Sands is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.
(5)	As of December 31, 2016, the reporting date of Ameriprise Financial, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 10, 2017, Ameriprise Financial, Inc. (“Ameriprise”), in its capacity as a parent holding company, has shared voting power with respect to 6,080,670 shares and shared dispositive power with respect to 6,933,659 shares reported as beneficially owned. Ameriprise, as a parent company of Columbia Threadneedle Investments, also known as Columbia Management Investment Advisors, LLC (“Columbia”), may be deemed to beneficially own the shares reported by Columbia. Columbia, in its capacity as an investment advisor, has shared voting power with respect to 6,080,670 shares and shared dispositive power with respect to 6,933,659 shares reported as beneficially owned. Each of Ameriprise and Columbia disclaim beneficial ownership of any shares reported on their Form 13G. The address for Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Columbia is 225 Franklin St., Boston, MA 02110.
(6)	Consists of (i) 69,536 shares held of record by Mr. Conte; and (ii) 12,206 shares exercisable within 60 days of March 31, 2017, all of which are fully vested within 60 days of March 31, 2017.
(7)	Ms. Chang is not standing for re-election at the Annual Meeting.
(8)	Consists of (i) 744,220 shares held of record by Mr. Sullivan; (ii) 100,000 shares held of record by the Godfrey and Suzanne Sullivan Revocable Trust dated December 5, 2000 for which Mr. Sullivan serves as a trustee; and (iii) 762,515 shares exercisable within 60 days of March 31, 2017, all of which are fully vested.
(9)	Includes (i) 1,215,877 shares beneficially owned by our executive officers and directors; and (ii) 774,721 shares exercisable within 60 days of March 31, 2017, all of which are fully vested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2017, all Section 16(a) filing requirements were satisfied on a timely basis.

48

OTHER MATTERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2017 ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

●	the election of three Class II directors to hold office until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified;
●	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018;
●	an advisory vote to approve the compensation of our named executive officers, as described in this proxy statement; and
●	any other business that may properly come before the meeting.

How does the Board recommend I vote on these proposals?

The Board recommends a vote:

●	FOR the nominees for election as Class II directors;
●	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018; and
●	FOR approval, on an advisory basis, of our named executive officer compensation.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 13, 2017 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, we had 138,339,818 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, or a street name stockholder, and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not the stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction card for you to use to direct your broker, bank or other nominee how to vote your shares.

How do I vote?

If you are a registered stockholder, you may:

●	instruct the proxy holder or holders on how to vote your shares by using the Internet voting site or the toll-free telephone number listed on the Notice, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2017 (have your proxy card in hand when you call or visit the website);
●	instruct the proxy holder or holders on how to vote your shares by completing and mailing your proxy card to the address indicated on your proxy card (if you received printed proxy materials), which must be received by the time of the Annual Meeting; or
●	vote by written ballot in person at the Annual Meeting.

If you are a street name stockholder, you will receive instructions from your broker, bank or other nominee. The instructions from your broker, bank or other nominee will indicate if the various methods by which you may vote, including whether Internet or telephone voting, are available.

2017 Proxy Statement	49

OTHER MATTERS

Can I change or revoke my vote?

Yes. Subject to any rules your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the Annual Meeting.

If you are a registered stockholder, you may change your vote by:

●	entering a new vote via Internet or by telephone by 11:59 p.m. Eastern Time on June 7, 2017;
●	returning a later-dated proxy card which must be received by the time of the Annual Meeting; or
●	completing a written ballot in person at the Annual Meeting.

If you are a registered stockholder, you may revoke your proxy by providing our Corporate Secretary with a written notice of revocation prior to your shares being voted at the Annual Meeting. Such written notice of revocation should be hand delivered to Splunk’s Corporate Secretary or mailed to and received by Splunk Inc. prior to the Annual Meeting at 270 Brannan Street, San Francisco, California 94107, Attention: Corporate Secretary.

If you are a street name stockholder, you may change your vote by:

●	submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by such broker, bank or other nominee; or
●	completing a written ballot at the Annual Meeting; provided you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matter not described in the proxy statement is properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy, as described above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about April 26, 2017, we mailed to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and keep our Annual Meeting process efficient.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” below. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

●	Proposal 1: Each director nominee will be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “For” such nominee’s election exceeds the number of votes cast “Against” that nominee. You may vote “For,” “Against,” or “Abstain” with respect to each director nominee. Broker non-votes and abstentions will have no effect on the outcome of the election.

50

OTHER MATTERS

●

Proposal 2: The ratification of the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

●

Proposal 3: The advisory vote to approve the compensation of our named executive officers must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as votes “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote. Because this vote is advisory only, it will not be binding on us or on our Board.

What happens if a director nominee who is duly nominated does not receive a majority vote?

The Board nominates for election or re-election as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next annual meeting of stockholders at which they face re-election and (ii) the Board’s acceptance of such resignation. In an uncontested election, the Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pretendered resignation of any nominee for director who receives a greater number of votes “Against” such nominee’s election than votes “For” such nominee’s election. In the event of a contested election, the director nominees who receive the largest number of votes cast “For” their election will be elected as directors.

How are proxies solicited for the Annual Meeting?

The Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you, if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter—the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the other matters submitted for a vote absent direction from you as they are “non-routine” matters.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Splunk or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to include them in such Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as final results become available.

I share an address with another stockholder, and we received multiple copies of the proxy materials. How may we obtain a single copy of the proxy materials?

Stockholders who share an address and receive multiple copies of our proxy materials can request to receive a single copy in the future. To receive a single copy of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Splunk Inc.
Attention: Investor Relations
270 Brannan Street
San Francisco, California 94107
(415) 848-8400

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

2017 Proxy Statement	51

OTHER MATTERS

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 27, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Splunk Inc.
Attention: Corporate Secretary
270 Brannan Street
San Francisco, California 94107

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our Board, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2018 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

●	not earlier than February 10, 2018; and
●	not later than the close of business on March 12, 2018.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Availability of Bylaws

A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov or on our investor website at http://investors.splunk.com/governance.cfm. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

FISCAL 2017 ANNUAL REPORT AND SEC FILINGS

Our financial statements for the fiscal year ended January 31, 2017 are included in our Annual Report on Form 10-K, which was filed with the SEC and which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at www.splunk.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Splunk Inc., 270 Brannan Street, San Francisco, California 94107.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS San Francisco, California April 26, 2017

52

SPLUNK INC.
270 BRANNAN STREET
SAN FRANCISCO, CA 94107

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E28939-P89299	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPLUNK INC.

The Board of Directors recommends you vote FOR the following:

1.	To elect three Class II directors:

	Nominees:		For	Against	Abstain

	1a.	John Connors	☐	☐	☐

	1b.	Patricia Morrison	☐	☐	☐

	1c.	Stephen Newberry	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2018.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers, as described in the proxy statement.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
SPLUNK INC.
June 8, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please sign, date and mail
your proxy card in the envelope provided as soon as possible.

E28940-P89299

SPLUNK INC.
Annual Meeting of Stockholders
June 8, 2017 3:30 p.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Douglas S. Merritt and David F. Conte, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SPLUNK INC. held of record by the undersigned at the close of business on April 13, 2017 at the Annual Meeting of Stockholders to be held at 3:30 p.m. Pacific Time on June 8, 2017, at 139 Townsend Street, Suite 150, San Francisco, CA 94107, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, and "FOR" Proposal 2 and Proposal 3.

Continued and to be signed on reverse side